QuickLinks -- Click here to rapidly navigate through this document

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]

***Confidential treatment requested.

Exhibit 10.17

LETTER AGREEMENT

June 12, 2002

Administrative Board
Arthur Andersen LLP
33 West Monroe Street
Chicago, IL 60603

Re:          Insurance Claims Practice of Value Solutions Unit

        LECG, LLC, a California limited liability company ("LECG"), proposes to offer employment positions to the partners, participating principals and national directors listed in Schedule A-1 (collectively, the "Partners") of the existing Insurance Claims Practice and certain other portions of its Value Solutions Unit (the "Practice Group") of Arthur Andersen LLP ("Andersen"), each of whom has agreed to separate (the "Separation") from Andersen.

        This letter ("Letter Agreement") sets forth the terms applicable to the Separation. The closing of the transaction will occur on the date hereof (the "Closing Date")(it being understood that the separation of the Transferred Employees (as hereinafter defined) from Andersen shall be deemed to be effective on June 10, 2002 (the "Employment Effective Date")).

        1.    Payment by LECG.    On the Closing Date, LECG will pay Andersen an aggregate amount of $2,907,559.25 consisting of: (a) $850,000 [***] (b) $1,800,000 as consideration for certain rights of Andersen pursuant to the APH Contracts (as defined in Section 6) (the "APH Contract Amount"); (c) $82,698 as reimbursement for certain accrued vacation payments made by Andersen pursuant to Section 11 hereof (the "Accrued Vacation Amount"); (d) $30,000 in consideration of Andersen's agreement that LECG would not assume any obligation or liability with respect to computer equipment leased or owned by Andersen and used by the Practice Group; (e) $100,000 in consideration of a release of LECG from any obligation or liability with respect to Andersen's lease obligations in Houston, Texas; (f) $7,917 for the pro-rated June lease payment for furniture, fixtures and equipment as contemplated by Section 5; (g) $16,268.25 for the equipment to be purchased by LECG as contemplated by Section 5 (the "Equipment Consideration") and (h) $20,676 for the pro-rated June rent due pursuant to the Sublease contemplated by Section 4(a). The payment contemplated by this Section 1 shall be made by wire transfer of immediately available funds to the account of Andersen set forth on Schedule B.

        2.    Release of Partners and Other Transferred Employees.

          (a)    Partners.    On the Closing Date, and, simultaneously with the receipt of the payments specified in Section 1 above, the Partners shall be released by Andersen from any notice requirements to leave Andersen and any non-competition or other restrictive covenants under which they may be bound by Andersen, or any of its affiliates. The release shall be effected by the execution by Andersen and the applicable Partner on or before the Closing Date of a Separation Agreement in the applicable form attached as Exhibit A-1. Andersen also acknowledges that Gene L. Deetz previously separated from Andersen to join LECG effective May 1, 2002, but Mr. Deetz will nonetheless be released by Andersen pursuant to a Termination of Non-Compete Agreement to be executed by Andersen and Mr. Deetz. Upon joining LECG, the compensation and benefits received by the Partners from LECG will be based on market rate compensation approximately equal to their Andersen compensation and benefits.

          (b)    Additional Partners.    LECG and Andersen acknowledge and agree that in the event that LECG desires for any partner, participating principal or national director of Andersen not included within the Partners to become associated (by way of a member arrangement, an employment arrangement or otherwise) with LECG or an affiliate subsequent to the Closing Date ("Additional Partner"), LECG and Andersen shall in good faith attempt to agree on the terms pursuant to which Andersen would release such Additional Partner from such Additional Partner's non-competition and other restrictive covenants.

          (c)    Other Employees.    On the Closing Date, and, simultaneously with the receipt of the payments specified in Section 1 above, Andersen shall also execute and deliver a Termination of Non-Compete Agreement in the form attached as Exhibit A-2 in favor of each Transferred Employee (as defined below and other than the Partners) who has previously executed a non-competition agreement with Andersen or is otherwise subject to restrictions on competition in favor or Andersen (which such Transferred Employees are identified with an asterisk on Schedule A-2) (the "Managers").

        3.    Hiring of Additional Personnel.    In addition to the Partners, LECG will, prior to the Closing Date, offer employment to those client service professionals of Andersen and Practice Management Personnel who are identified on Schedule A-2 (collectively, the "Employee Group"). The offers of employment to the Employee Group will be based on market rate compensation for such employee's current position, which shall be approximately equal to their base salary with Andersen immediately prior to the Closing Date, plus any contractually guaranteed bonuses. Each member of the Employee Group, as well as each Partner, that accepts employment with LECG shall be referred to herein as a "Transferred Employee."

        4.    Office Space.

          (a)   Prior to the Closing Date, each of Andersen and LECG will use its commercially reasonable efforts to obtain for LECG, subject to the consent of the landlord (if such consent is required), a sublease (the "Sublease") on approximately 16,000 square feet of office space located on the 18th floor at 33 West Monroe Street, Chicago, Illinois, which space is leased by Andersen and, prior to the Closing Date, is occupied by Andersen's Global Corporate Finance Group (the "Subleased Space"). Unless otherwise agreed by Andersen and LECG, the Sublease will have (i) a minimum term of three (3) years (with an option to renew for an additional two (2) years on the same terms), (ii) a pass-through rental rate equal to the rent paid by Andersen for the Subleased Space pursuant to the primary lease and (iii) if acceptable to the landlord, appropriate non-disturbance and attornment language to preserve LECG's occupancy of the Subleased Space regardless of the status of the primary lease. Andersen will use its commercially reasonable efforts to obtain such non-disturbance and attornment language from the landlord (it being understood that Andersen shall not be required to make any payments of any kind in order to satisfy its obligations pursuant to this sentence). The parties agree that, at the option of LECG, LECG shall have the right to lease the Subleased Space directly from the landlord rather than sublease the Subleased Space from Andersen so long as such arrangement is agreeable to the landlord.

          (b)   On or prior to the Closing Date, all of the Partners and the Transferred Employees who are currently located in Andersen's office space in Houston, Texas (the "Houston Space") shall vacate the Houston Space. It is acknowledged and agreed that LECG will acquire no rights to use or occupy the Houston Space.

        5.    Furniture, Fixtures and Equipment.    At the closing of the transactions contemplated hereby (the "Closing"), the parties will execute and deliver a Fixtures and Equipment Lease in the form of

2

Exhibit B hereto with respect to the leasing of furniture, fixtures and equipment that is located in the Subleased Space. A listing of the furniture, fixtures and equipment subject to the Fixtures and Equipment Lease is attached hereto as Schedule C-1. At the Closing, LECG will purchase from Andersen the specific items of equipment listed on Schedule C-2 attached hereto for a purchase price equal to the Equipment Consideration. The purchase contemplated by the previous sentence will be effected by the execution and delivery by the parties of a Bill of Sale in the form of Exhibit C attached hereto. From the Closing Date until the earlier of (x) the date on which LECG obtains new direct inward dial phone numbers for the Subleased Space ("New DID Numbers") and (y) the date that is thirty (30) days from the Closing Date, Andersen will make available to LECG, at LECG's sole cost and expense, the direct inward dial phone numbers that are currently in effect for the Subleased Space (it being understood that LECG shall use its reasonable commercial efforts to obtain the New DID Numbers as promptly as practicable after the Closing Date).

        6.    Licensed Materials.    At the Closing, LECG and Andersen shall execute a License Agreement in the form of Exhibit D hereto with respect to the intellectual property set forth on Schedule D hereto.

        7.    APH Contracts.    In exchange for LECG's payment of the APH Contract Amount on the Closing Date, Andersen will assign to LECG all of Andersen's right, title and interest in and to any compensation with respect to all contingent fee and value added asbestos pollution and health hazard ("APH") insurance claims contracts, proposals and arrangement letters set forth on Schedule E (collectively, the "APH Contracts") which relate to all open APH insurance claims engagements as of April 24, 2002 (the "APH Rights"). It is acknowledged and agreed that the APH Contracts will be terminated pursuant to Section 10 hereof.

        8.    Value Added Adjustment Collection Effort.    In accordance with paragraph 2B of the contract between Andersen and [***], after the Closing Date LECG will allow the Partners to (and the Partners shall) use their best efforts to collect any "value added adjustments" that may be due Andersen as a result of the tentative settlement between [***]. LECG will be entitled to a fee equal to 5% of any "value added adjustments" received by Andersen after the Closing Date as compensation to LECG for the costs incurred by LECG in having the Partners devote professional time to support the finalization of the tentative settlement, to assist in the documentation of the settlement agreement and to negotiate and collect such "value added adjustments." The fee is due and payable by Andersen to LECG, from time to time, within two (2) business days after receipt of any "value added adjustment." LECG and the Partners do not guarantee the collection of any "value added adjustments" and, absent the collection of any "value added adjustments," Andersen cannot guarantee the existence of the 5% fee.

        9.    Accounts Receivable.    Except with respect to the APH Contracts, Andersen will retain all billed and unbilled accounts receivable related to the Practice Group for all periods prior to the Closing Date (the "Receivables"). After the Closing Date, LECG shall cause the Partners to use their best efforts to assist Andersen in the collection of the Receivables of those clients for which each of them had billing responsibility. If, following the Closing Date, the Partners (or LECG) receive any payments of any kind from any person that is an obligor with respect to Receivables (or any affiliate of such obligor), the payments will not become the property of the Partners or LECG, the payments shall be received in trust, and the Partners or LECG, as the case may be, shall promptly, and in any event within two (2) business days, remit such payment to Andersen. Neither LECG nor any Partner guarantees the collection of any Receivable.

        10.    In-Process Engagements.    The in-process engagements of the Practice Group that are set forth on Schedule F hereto (collectively, the "Current Engagements") will be terminated on the Closing Date. The balance of the work required to complete the Current Engagements shall be treated as a new engagement for LECG, and LECG shall enter into a new engagement with the applicable client in order to undertake the unperformed work. If, following the Closing Date, Andersen receives payments

3

of any kind from any person that is an obligor with respect to a Current Engagement (or any affiliate of such obligor) for periods after the Closing Date ("LECG Funds"), the LECG Funds will not become the property of Andersen, the LECG Funds will be received by Andersen in trust for LECG, and Andersen shall promptly, and in any event within two (2) business days, remit such payment to LECG. Further, if Andersen determines (either internally or after notification from a client), that a client under a Current Engagement overpaid Andersen on invoices paid by such client prior to the Closing Date (an "Overpayment"), Andersen will promptly reimburse the client for the Overpayment and LECG will have no liability or obligation with respect to such Overpayment.

        At any time from and after the Closing Date, and at the request of LECG (accompanied by a consent from a client in the form of Exhibit E-1), Andersen will deliver to LECG copies, at LECG's expense, of certain identified work papers, files, and other documentation relating to clients of Partners that become clients of LECG, including in respect of Current Engagements, subject to (i) the procedures set forth in the Client Record Access Master Agreements attached in Exhibit E-2 to be executed by Andersen and LECG on the Closing Date, and (ii) applicable tax advisor privilege, attorney-client privilege or other privilege or similar rule (e.g., the work product rules).

        11.    Accrued Compensation and Vacation.    Andersen will pay to each Transferred Employee (including Partners, if applicable) in their final paycheck an amount equal to their respective base salary, contractually guaranteed bonuses, and vacation accrued for the period through and including the Employment Effective Date (the "Accrued Compensation"), irrespective of whether such amounts exceed the Accrued Vacation Amount. LECG is not responsible for, and is not assuming any liability with respect to, the Accrued Compensation payable to any Transferred Employee.

        12.    Reserved.

        13.    Representations by Andersen.    Andersen is a duly organized, validly existing Illinois limited liability partnership with full partnership power and authority to execute, deliver and perform this Letter Agreement, the Separation Agreements, and the Termination of Non-Compete Agreements. The execution, delivery and performance of this Letter Agreement, the Separation Agreements and the Termination of Non-Compete Agreements have been duly authorized and approved by Andersen, and do not require any further authorization or consent from Andersen.

        14.    Representations by LECG.    LECG is a duly organized, validly existing California limited liability company with full limited liability company power and authority to execute, deliver and perform this Letter Agreement. The execution, delivery and performance of this Letter Agreement have been duly authorized and approved by LECG's sole manager, and do not require any further authorization or consent from LECG that has not been, or will not have been, obtained prior to the Closing Date.

        15.    Conditions to Closing.    The obligation of either LECG or Andersen, as applicable, to consummate the transactions contemplated by this Letter Agreement is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by LECG or Andersen, as the case may be:

          (a)   There shall have been no material breach by either party in the performance of any of its covenants and agreements herein; and each of the representations and warranties of LECG or Andersen, as applicable, contained herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date;

          (b)   A sublease or a lease, in form and substance satisfactory to each of LECG and Andersen, for the Subleased Space identified in Section 4 hereof shall have been executed by LECG and Andersen (or, in the case of a lease, the landlord) and consented to by the landlord of such Subleased Space;

4

          (c)   An Assignment and Assumption Agreement, in the form of Exhibit F, shall have been executed by LECG and Andersen with respect to the APH Rights; and

          (d)   Those Partners who currently have outstanding loans related to their prior capital contribution to Andersen shall have repaid or refinance such loans such that Andersen has no further liability with respect to such loans.

Each of LECG and Andersen will deliver to the other party on the Closing Date a certificate of a duly authorized representative of such party confirming the satisfaction or waiver of each of the conditions to closing identified in this Section 15 that are applicable to such party.

        16.    Transaction Expenses.    Each of Andersen, LECG and the Partners shall pay their respective fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby.

        17.    Disclaimers.

          (a)   Except as expressly set forth herein, Andersen is making no representation, warranty or covenant as to itself, the Transferred Employees or any other matter. LECG and the Partners acknowledge that none of Andersen, its affiliates or any of their representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of (i) any memoranda, charts, summaries, projections or schedules heretofore made available by Andersen, its affiliates or their representatives to LECG, the Partners or any of their representatives or (ii) any information that is not included in this Agreement, and none of Andersen, its affiliates or any of their representatives will have or be subject to any liability to LECG or the Partners or their representatives resulting from the distribution of any such information to, or the use of any such information by, LECG or the Partners or any of their representatives. LECG and the Partners acknowledge that the current circumstances of Andersen make the reliability of any projections particularly questionable.

          (b)   Except as expressly set forth herein, LECG is making no representation, warranty or covenant as to itself or any other matter. LECG states that it is not assuming, directly or indirectly, any actual or contingent liability or obligation of Andersen or any of the Partners of any nature whatsoever, whether known or unknown, whether due or to become due, and whether related to the Practice Group, the Partners, the Transferred Employees or otherwise, and regardless of when asserted.

        18.    Limitation on Recourse.    Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that (a) in no event shall the Administrator of Andersen, any member of the Administrative Board of Andersen, any directors, officers, managers, partners, participating principals, national directors or similar persons of Andersen or any of their respective representatives or agents (collectively, the "Andersen Covered Persons") have any personal liability with respect to Andersen's obligations pursuant to this Letter Agreement and (b) no Andersen Covered Person shall be obligated to make, and no Andersen Covered Person in fact will make, any capital contribution or other payment of any kind to Andersen in order for Andersen to satisfy Andersen's obligations pursuant to this Letter Agreement. Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that (a) in no event shall any director, officer, manager, member, employees, independent contractors or similar person of LECG or any of their respective representatives or agents (collectively, the "LECG Covered Persons") have any personal liability with respect to LECG's obligations pursuant to this Letter Agreement and (b) no LECG Covered Person shall be obligated to make, and no LECG Covered Person in fact will make, any capital contribution or other payment of any kind to LECG in order for LECG to satisfy LECG's obligations pursuant to this Letter Agreement.

5

        19.    Confidentiality; Disclosure.    Neither party will make, or cause to be made, and LECG will not permit the Partners to make, any press release, or other public announcement in respect of the matters set forth in this letter, or otherwise communicate with the new media without the prior consent of Andersen, except as may be required by law, regulation, any listing or trading agreement concerning publicly-traded securities, or by any administrative or governmental agency in connection with the listing of securities for public trading (in which case the disclosing party will use its best efforts to advise the other party prior to making that required disclosure).

        20.    Entire Agreement.    This Letter Agreement, the Separation Agreements, the Termination of Noncompete Agreements and the Mutual Nondisclosure Agreement dated April 5, 2002 contain the entire understanding of the parties hereto with regard to the subject matter contained herein and therein and supersede all prior agreements, understandings or letters of intent between or among the parties hereto.

        21.    Further Assurances.    Each party upon the request of the other agrees to perform such further acts and execute and deliver such further documents as may be reasonably necessary to effectually carry out the terms and intent of this Letter Agreement, the Separation Agreements and the Termination of Non-Compete Agreements.

        22.    Governing Law.    This letter will be governed by and construed in accordance with the laws of the State of Illinois.

        Please acknowledge your agreement to the terms set forth in this Letter Agreement by signing a copy of this letter in the space provided below.

Very truly yours,
LECG, LLC

	By:	/s/ MARVIN A. TENENBAUM
	Name:	Marvin A. Tenenbaum
	Title:	General Counsel
Agreed and Accepted as of the date first written above.
ARTHUR ANDERSEN LLP
By:	/s/ D. BRYAN RUEZ
Name:	D. Bryan Ruez
Title:	Partner

***Confidential treatment requested.

6

SCHEDULE A-1

PARTNERS

Mark C. Hargis

Anthony A. Tabb

Ronald E. Van Epps

George G. Hansen

Douglas H. Deems

John R. Cadarette, Jr.

SCHEDULE A-2

EMPLOYEE GROUP MEMBERS

Amy Allen

Michael Bachrodt

Kevin Blake

Daniel Bourgeois

Brian Carl

Joshua Damon

Gene L. Deetz* (Director)

Michael Gardner* (Principle)

Brian Gieger

Ralph Grimse

Christopher Harvey

Matthew Infantino

Marjorie Kessler/Chambers

Karl Killian* (Director)

Richard Lies

Milton Liu

Lisa McDougall*

Chris McClure*

Paul McIntyre

Stephanie Morris

Lauren Murphy

Gary Napadov

Jacob Parsons

Erica Rogers

Rachel Sabin

Matthew Schwab

Tracy Spinks

Nicholl Terzich

Michelle Uddin (Principle)

SCHEDULE B

WIRE INSTRUCTIONS

Beneficiary names:	[***]

Beneficiary account number:	[***]

Bank name & address:	[***]

Bank ABA number:	[***]

SCHEDULE C-1

FURNITURE, FIXTURES AND EQUIPMENT

Qty.	Description

81	Herman Miller Aeron Chairs

14	Kent Leather Chairs

66	Essex Guest Chairs

33	Metro Office Furniture Set-Ups (Each Office includes P-top worksurface & return, overhead storage, 2 peds, 2 storage cubbies, 2 or 4-high lateral file)

3	Metro Credenzas

3	Metro Tables

1	Metro Table

3	HBF Occasional Tables

4	Davis Guest Chairs

24	Vitra Chairs

2	Bernhardt Occasional Table

7	Bernhardt Adagio Lounge Chair

3	Steelcase Storage Cabinets

48	Steelcase Staff Cubes (Each cube includes 2 worksurfaces, 2 peds, overhead bins, task light, 4 tackable panels)

78	Steelcase File Cabinets

10	Window Blinds

2	24” x 30” Hon tables in staff area by 18- 213 and 18-220

1	Bookcase in 18-231

2	Metal Storage shelves in 18-227

3	5-drawer file cabinets in 18-219

1	Built-in Refrigerator in 18-148

1	Built-in Icemaker in 18-148

3	Floor Plants w/containers

15	Desk Plants w/containers

4	Ceiling projection screens (Conference rooms 18200, 18156, 18159, 18147)

33	Attached whiteboards (offices)

5	Attached whiteboards (conference room; board room)

SCHEDULE C-2

SPECIFIC PURCHASED EQUIPMENT

Catalyst 4000 Chassis (6-slot), Suprvsr II, (2) AC PS, Fans (Part No. WS-C4006-S2)

Catalyst 4000 AC PS Redundant (Part No. WS-X4008/3)

Catalyst 4000 10/100 Auto Module 48 Ports (Part No. WS-X4148-RJ)

1000 Base-SX Short Wavelength GBIC (Multimode) (Part No. WS-G5484)

HP Printer, Model 8000DN (Location 18227)

HP Printer, Model 8000 DN (Location 18107)

HP Printer, Model 8500 DN (Location 18197)

Xerox 535 Fax (Room 18150)

30” Screen Television

Sony VCR

13” Sony Portable TC/VCR Combo

RCA Satellite Receiver

SCHEDULE D

LICENSED MATERIAL

Intellectual Property	Description	Media/Format	Location	Server/Directory
[***]	[***]	Computer files (largely ACCESS/SQL and Excel) supported by miscellaneous hard copy documentation	Chicago Houston	[***] [***]

[***]	[***]	ACCESS, Powerpoint, Excel, Word and Hardcopy binders	Chicago Houston	[***] [***]

SCHEDULE E

APH CONTRACTS

The agreements evidenced by the following:

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

•                  [***]

SCHEDULE F

IN-PROCESS ENGAGEMENTS

Andersen Insurance Claims Group Client List

	APH?	Job Number(s)	Partner(s)

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

EXHIBIT A-1

FORM OF SEPARATION AGREEMENTS

SEPARATION AGREEMENT – PARTNERS

This Separation Agreement (this “Agreement”) is made as of this [   ] day of  [          ], 2002, by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“AA”), and [NAME OF PARTNER] (“Partner”).

WHEREAS, AA and LECG, LLC (“LECG”) have agreed by letter agreement (the “Letter Agreement”) to the terms of a separation of certain partners, participating principals and national directors, including Partner, from the existing Insurance Claims Practice and certain other portions of AA’s Value Solutions Unit;

WHEREAS, each of AA and Partner will derive substantial benefits from the transactions contemplated by the Letter Agreement;

WHEREAS, completing the transactions contemplated by the Letter Agreement at this time maximizes value for the benefit of AA, which benefit may not be realized without Partner separating from AA on the terms set forth in this Agreement and affiliating with LECG;

WHEREAS, the foregoing cannot be accomplished unless AA releases Partner as contemplated by Section 2 hereof, which Section includes, among other things, the release of Partner by AA from certain restrictive covenants set forth in the September 1, 2000 partnership agreement of AA, as amended (the “Partnership Agreement”); and

WHEREAS, AA has determined that as of the date of Partner’s separation from AA, his/her amounts owing to AA and certain other matters are as set forth on the determination statement attached hereto as Exhibit A (the “Determination Statement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AA and Partner hereby agree as follows:

1.             Partner hereby agrees as follows:

(a)           From and after the date of this Agreement Partner will no longer be a partner of and will have no further interest in AA, AA Holdings C.V., Andersen Worldwide Societe Cooperative (“AW”) or any affiliated firms or any of their respective assets or rights (including, without limitation, any inventions, writings or other intellectual property created by Partner or under Partner’s supervision as part of and during Partner’s association with any of the foregoing firms); provided, however, that, subject to AA’s determination under Section 1(b), Partner may receive certain retirement payments and payments and allocations with respect to Partner’s paid-in-capital as contemplated under Section 1(b). Partner hereby acknowledges receipt of sufficient consideration in connection with this Agreement, including without limitation the consideration received under Section 2 hereof.

(b)           The Determination Statement describes accurately the amount owed by the Partner to AA (or by AA to the Partner, as applicable) as of the date hereof.  Partner will not be entitled to receive any separation or other payments (including, without limitation, early retirement benefits and payments under the “Weinbach” schedule or “Measelle” policy) and Partner’s entitlement to repayment of Partner’s paid-in-capital may be delayed indefinitely, repaid in installments, and/or subordinated to the capital and/or loan accounts of remaining and terminated partners, participating principals and national directors, in each case without interest, all as determined by AA, which determination shall be in AA’s sole and absolute discretion and shall be final and conclusive. Partner accepts and agrees that the aggregate amount of basic retirement benefits available to all of AA’s retiees may be limited (either to a set percentage of AA’s net income or otherwise) or may be entirely eliminated and that, in addition, such benefits with respect to Partner may be restructured, cancelled, reduced or delayed indefinitely, in each case all as determined by AA, which determination shall be in AA’s sole and absolute discretion and shall be final and conclusive; provided, however, that this sentence shall not apply to assets in or benefits which are provided under any retirement plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (which retirement plans include, without limitation, (i) Arthur Andersen LLP Partners’ Profit Sharing and 401(k) Plan, (ii) Arthur Andersen LLP Retirement Benefit Plan and (iii) Arthur Andersen LLP Retirement Plan). Partner will not be entitled to any further distributions or payments of income or other cash or property from AA pursuant to the Partnership Agreement or otherwise.  Partner hereby agrees not to object to any amendment of the Partnership Agreement that effectuates any decisions of AA as described in this Agreement. Nothing in this Agreement shall require Partner to make any payment or contribution to AA in excess of that which otherwise would be required by Partner under the Partnership Agreement.  AA agrees that in the event that, within six months of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section 1(b) in connection with the sale of assets by AA that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section 1(b), then, at the option of Partner, any such provision shall apply to Partner in lieu of this Section 1(b).

(c)           Partner acknowledges and agrees that, except as provided herein, all terms of the Partnership Agreement that are applicable to Partner shall remain in full force and effect with respect to Partner after the date of this Agreement.

(d)           Except as may be required by the lawful order of a court or agency of competent jurisdiction or as provided in the Letter Agreement.  Partner shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and any communication with counsel to AA or any special committee of AA or any work product of any such counsel) concerning AA, any of its affiliates or affiliated firms and/or any of their respective clients (unless the client consents otherwise) which was acquired by or disclosed to Partner during Partner’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms and shall not disclose the same, either directly or indirectly, to any other person, firm, or business entity or use it in any way. Partner represents that, except as contemplated by the Letter Agreement, Partner has returned to AA or its affiliates, affiliated firms or clients, as applicable, any and all records, documents, property, information, computer disks or other materials relating to the business of AA, any of its affiliates or affiliated firms and/or any of their respective clients obtained by Partner during the course of his/her employment by, association with or ownership of AA or any of its affiliates or affiliated firms, including without limitation all items of the type described on Exhibit B.  Nothing in this

2

Agreement, the Partnership Agreement or any other agreement or document by which Partner is bound to AA or its affiliates shall be construed so as to prevent Partner from using, in connection with membership in or association with LECG or any of its affiliates, knowledge which was acquired by Partner during Partner’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms, and which is generally known to persons of Partner’s experience.

(e)           Partner shall not disparage AA or any of its affiliated firms or any of their respective present or former partners, managers or employees (“AA Party”); provided, however, that this Section 1(e) shall not prevent Partner from (i) responding to comments made by any AA Party about Partner if Partner reasonably believes such comments were disparaging to Partner or (ii) making statements about an AA Party in connection with the defense of a claim made against Partner by a third party.

(f)            Notwithstanding anything to the contrary herein. Partner, on behalf of Partner, Partner’s heirs, administrators, estates, executors, personal representatives, successors and assigns, does hereby release and forever discharge AA, AW and their respective affiliated firms, and each of their respective assigns, past or present partners, officers, principals, directors, employees, agents, successors (whether at law, equity or otherwise), and affiliates (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation or liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, that Partner now has, may have ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred from the beginning of time up to and including the date hereof, including, without limitation, claims that in any way arise from or out of, are based upon or relate to Partner’s employment by, association with or ownership of AA or any of its affiliated firms, except (i) for claims arising out of AA’s obligations set forth in this Agreement and (ii) as provided in the second sentence of Section 1(g) hereof. It is understood and agreed that nothing herein shall be deemed to be a release of any person or entity other than the Released Parties. In addition, the release set forth in this Section 1(f) shall not be effective as to any other partner, participating principal, national director or other employee of AA who has not executed a release in favor of Partner that is substantially identical to the release set forth in this Section 1(f). Nothing herein shall be deemed a release by LECG of any Released Persons or other person or entity.  AA agrees that in the event that, within six months of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section 1(f) that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section 1(f), then, at the option of Partner, any such provision shall apply to Partner in lieu of this Section 1(f).

(g)           Notwithstanding anything in this Section 1 to the contrary, Partner shall comply with continuing obligations under the Partnership Agreement and other organizational document(s) of AA as presently in effect and binding on former partners, including, without limitation, restrictions on future activities (except as specifically released herein).  It is understood and agreed that this Agreement does not waive, modify, release or otherwise affect

3

any rights, obligations, claims or defenses under any loan which Partner may have originally entered into with Andersen Financial Corporation or other affiliate of AA.

(h)           Partner shall use his/her best efforts on behalf of AA to effect collections for work-in-progress and accounts receivable owed to AA by AA clients for which Partner had billing or collections authority (“Partner Clients”); provided, that, “best efforts” shall not require Partner to expend Partner’s funds to effect such collections. Partner represents and warrants to AA that attached hereto as Exhibit C is an accurate and complete list of all in-process engagements with respect to Partner Clients for which fees take into account any factors in addition to professional time expended on the engagement.

(i)            Partner shall cooperate reasonably with AA in connection with any claim or actual or threatened investigation, litigation or proceeding relating to AA or any of its affiliated firms (“Litigation”) and, if requested by AA, to act as a witness in connection with any such Litigation, all without any compensation but with reimbursement for reasonable, documented, out of-pocket expenses incurred as a result of specific requests for cooperation by AA. AA will defend at its expense any Litigation (i) against Partner involving Partner’s activities while a partner of AA that were undertaken by Partner on AA’s behalf in accordance with Partner’s responsibilities to AA or (ii) against AA that also includes Partner as a defendant and that does not involve any claim with respect to which Partner did not act in accordance with Partner’s responsibilities to AA.

(j)            Partner agrees to cooperate reasonably with AA in connection with the appropriate handling of files and property of AA with which Partner was involved, all in accordance with the procedures set forth on Exhibit D.

(k)           Partner represents and warrants to AA that to Partner’s knowledge:

(i)            Since January 10, 2002, Partner has (x) not caused the destruction of any documents in contravention of the document retention policy of AA attached hereto as Exhibit E and (y) in all cases where Partner has informed AA’s legal department of a pending litigation, investigation, or inquiry or facts making litigation, investigation, or inquiry reasonably foreseeable. Partner has also informed all AA employees who worked on the relevant matter of AA’s document retention policies and the need to preserve documents related to pending or reasonably foreseeable litigation, investigation, or inquiry.

(ii)           Since April 30, 2001, Partner has complied in all respects with all requests made to Partner by both inside and outside counsel to AA to retain documents and, when requested by such counsel, has delivered such documents to such counsel.

(l)            Partner agrees that all notices to Partner with respect to this Agreement shall be sent to Partner to the home address, or via the email address, indicated under Partner’s name on the signature page hereto. Partner further agrees that in the event that Partner’s home address, email address and/or home phone number change subsequent to the date of this Agreement. Partner shall, as soon as reasonably practicable thereafter, provide AA with written notice of such change.

4

2.             AA hereby agrees to Partner’s affiliation with LECG and hereby releases Partner from (i) those restrictive covenants set forth in (x) Article 26(A)(2), Article 26(A)(3) and Article 26(A)(4) of the Partnership Agreement (the text of such Articles is attached hereto as Exhibit F) and (y) the corresponding restrictive covenants set forth in Sections 35.3.1, 35.4.1 and 35.5.1 of Andersen Worldwide Policies 12 (the text of such Sections is attached hereto as Exhibit G) and (ii) all other non-compete, non-solicitation and other restrictive covenants applicable to Partner in the Partnership Agreement or any other organizational document of AA, AW or any of their respective affiliated firms. Concurrently with the execution hereof, AA waives the ninety (90) day notice requirement set forth in Article 10(A) of the Partnership Agreement.

3.             Notwithstanding anything to the contrary contained herein, Partner expressly acknowledges and agrees that (a) in no event shall the Administrator of AA, any member of the Administrative Board of AA, any directors, officers, managers, partners, participating principals, national directors or similar persons of AA or any of their respective agents or representatives (collectively, the “Covered Persons”) have any personal liability with respect to AA’s obligations hereunder and (b) no Covered Person shall be obligated to make, and no Covered Person in fact will make, any capital contribution or other payment of any kind to AA in order for AA to satisfy its obligations hereunder.

4.             This Agreement shall be governed by Illinois law without giving effect to principles of conflicts of law. Any and all disputes arising under this Agreement and the transactions contemplated herein shall be governed by Article 39 (“Arbitration”) of the Partnership Agreement, and such provision (as modified as necessary to conform to the language and terms hereof) is hereby incorporated by reference herein for such purpose.

5.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

6.             From time to time after the date hereof, at the request of either party hereto, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

7.             The parties hereto agree that I, ECG shall be a third party beneficiary of Section 1(d), the penultimate sentence of Section 1(f), Section 2 and this Section 7, but for no other purpose.

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Its:

[Name]

Home Address:

Email Address:

Home Phone Number:

6

Exhibit A – Determination Statement

Determination Statement for Partner is attached hereto.

A-1

Exhibit B – Description of Property

B-1

Exhibit C – Alternative Fee Arrangements

[Provide list of contingency payments associated with Partner]

C-1

Exhibit D – Partner Check -Out Procedures

D-1

Exhibit E – Document Retention Policy

Interim Document Management Policy

Following is the Interim Document Management Policy, as established on January 10, 2002, and including revisions through April 30, 2002.  Any questions about the policy should be directed to the Legal Group at 1-312-507-9209.

Revisions for retention and deletion of documents — April 2002

The revisions to the Interim Document Management Policy are as follows:

You may now delete documents of all kinds that you have created on the network, including documents in your Lotus Notes e-mail database, provided that you are not required to preserve such documents under the Interim Document Management Policy because of their relevance to pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

As noted in previous communications, documents that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

When you save and back up your documents, the firm’s systems will automatically retain a copy of any deleted documents so you are not at risk in the event of documents becoming relevant in the future.

You still must retain every document that is created in the future if it may be relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

Note:  If you have a local replica of your e-mail database:

•                  You must make sure to regularly replicate between your local e-mail database and your e-mail database on the network.

•                  Do NOT refresh the design of your local e-mail database. If you have problems with your local e-mail database, please contact your local Notes administrator or local technology support desk.

•                  If you have selected the Remove documents not modified in the last: XX days in the Replication Settings dialog box on your e-mail database, it must not be set to less than 14 days.  The graphic below illustrates a mail file set to remove documents not modified in the last 14 days.  If you have any questions about this setting, please contact your local Notes administrator or local technology support desk.

You may now also dispose of various hard copies of materials that you previously were required to keep.  You may dispose only of items that are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry proceeding or other dispute.  In addition, if any such materials contain notations, those materials must be preserved.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

The following is a list of categories of materials that may be disposed of in accordance with these restrictions:

1.     Andersen employee materials such as benefits packages, reference binders for personnel issues, training materials, phone directories, Andersen publications, business cards, industry magazines, promotional materials, reference materials, textbooks;

2.     Employee time reports (if they are hard copies of information preserved on the computer systems);

3.     Lotus Notes, memos, Excel sheets and PowerPoint presentations (if they are hard copies of information preserved on the computer systems);

4.     10-Ks, 5-1s, 5-8s and financial statements (if they are extra copies of materials that are preserved both in hard copy and on the computer systems);

5.     Billing information such as computer printouts of time billed to a client and billing status of a given project (if they are hard copies of information preserved on the computer systems);

6.               General client information such as client proposals and background information about clients;

7.     Copies of materials that are contained in client engagement files (except that if they contain notations, such materials must be preserved);

8.     CDs, computer discs and other general electronic files as long as the contents have been saved and backed up on the computer systems;

9.     Tax return preparation software (non-client specific);

10.   Extra copies of prior year tax returns (if other copies are maintained in the engagement files);

11.   Drafts of financial statements and tax returns (if the final version of these items are maintained in the engagement files).

Note: Do not dispose of any phone message slips or documents with any handwritten notations. These items will be collected and retained.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

As a final point, please note that all US ABA partners, principals, managers and seniors received US ABA Bulletin 02-10, dated April 15, 2002, which announced significant revisions to the firm’s audit working paper archiving policy. That memo remains in effect with the following clarification: For work-related materials that are not specific to an engagement, apply the guidelines described above. Any questions about the audit working paper archiving policy should be directed to your ABA practice director or the Professional Standards Group.

Revisions for retention and deletion of documents – March 2002

The revisions are as follows:

•                  No document can be printed without first being saved.  This is to ensure that a copy of all relevant data is retained properly.  This applies to documents in all operating systems and software programs.

•                  Document(s) saved to your hard drive can be deleted only after all of the following steps have been completed:

1.     You have saved the document(s) on your hard drive under either the Data directory (for Windows 95 users) or the My Documents directory (for Windows 2000 users).

2.     You have connected your computer to the Andersen network.

3.     You have successfully backed up the document(s) by copying it to the network, or by using the automatic backup program Connected TLM. For any questions related to backing up document(s) on your hard drive, please contact your local help desk.

4.     You have wanted 48 hours from the completion of that successful backup.  This is to ensure that the technologies that back up all Andersen data on the network have completed necessary operations.

•                  No documents can be saved to what is called the “system” volume (SYS) of our network file servers.  This should not affect the way you work, but you need to be aware of this restriction.

Software programs allow you to save documents to the location of your choice, including network file servers such as the “J” drive. The network file servers are structured into data volumes, such as VOL1, VOL2, etc., where software programs and documents are stored. The SYS volume contains the files and data that run the server.  The SYS volume must be kept free of user documents so that we can perform routine maintenance and keep the file servers and network operating properly.

Please remember that the Interim Document Management Policy requires that you retain any document, including e-mail, that could be relevant in actual or potential legal or regulatory proceedings.  It also requires that you retain every work-related document that existed as of January 10, 2002, when the interim policy was established.

January 2002

(Superseding AABU Policy Statement 760)

I.      Documents Currently in Existence: Retain Everything

A.  You must retain every work-related document that is currently in existence. (See definition of “documents,” Section III, infra)

1.  This means that for the time being you must not destroy or discard any work-related documents in the possession of Andersen or any Andersen employees.

2.  As further explained below, this directive includes electronic documents.  Thus, you may not delete anything that currently exists on your computer, including any e-mails.

II.             Requirement for Retention of Documents Created in the Future

A.  In addition to work papers, correspondence, client-prepared schedules and other documents that you normally retain as part of central engagement files, you must retain every document that is created in the future if you believe that document might possibly be relevant to any actual or potential litigation, investigation, inquiry, proceeding, or other dispute

1.  Be over-inclusive: If a question crosses your mind about whether to retain a document, retain it.

2.  If you have questions about this aspect of the policy, call the Legal Group in Chicago at 312-507-9209.

III.   Definition of  “Document”

A.    For purposes of this policy, the word “document” has an intentionally broad definition. More specifically, “document” means:

1.  any record or other tangible form of expression, whether an original or a copy, and however created, produced or stored (manually, mechanically, electronically or otherwise), including but not limited to; books, papers, files, notes, correspondence, messages, memoranda, reports, work papers, electronic mail messages, telephone logs, records of conversations or meetings, account statements, confirmations, contracts, agreements, reports, studies, summaries, charts, computer printouts, diaries, calendars, bank statements, invoices, bills, records of billings, checks, wire transfers, drafts for money, records of payment, magnetic tape, tape recordings, disks, diskettes, disk packs, and other electronic media, microfilm, microfiche, and storage devices, (this does not include Octels and voice mail messages)

2.     and all drafts, alterations, and modifications, changes or amendments of the foregoing.

a.     Again, be over-inclusive.  If you are not sure whether something is a “document,” treat it as if it is a document.

b.     Also, this means that “drafts” are “documents.”

Andersen Worldwide SC

May 3, 2002

Further clarification - Interim Document Management Policy

•      Additional guidance on disposal of hard copy materials with notations

Andrew Pincus

General Counsel

Dan Nottke

Managing Partner, Global Technology Organization

We want to inform you of further guidance pertaining to our Interim Document Management Policy.  These clarifications should help you better manage your disposal of various hard copy materials and reduce costs for the firm.  Former US Senator John Danforth’s firm, Bryan Cave, has approved the changes announced below.

Consistent with the notice issued last week, the clarifications noted below should continue to ease the burden of the Interim Document Management Policy on you and the firm without compromising the integrity of important principles of document preservation.  They allow you to delete / dispose of some materials and documents as described below.

These changes apply to all Andersen personnel worldwide and are effective immediately.  We realize that many of you are in deals or working on deals to move to a new firm. We remind you that as long as you are part of the Andersen network of firms or have possession of Andersen documents, you need to abide by the Andersen policies for document retention.  The Interim Document Management Policy has been revised on our intranet to incorporate these revisions and other guidance to date.  We encourage you to read the policy in full on the intranet.

The additional clarifications to the Interim Document Management Policy are as follows:

•      Phone messages and documents with notations

You may dispose of phone messages and copies of materials (e.g. contracts, reports, financial statements) with notations that you previously were required to keep as long as:

1.               they are not relevant to any pending on reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute (by “any” we mean matters that involve Andersen, an Andersen client, or any other matter where Andersen possess relevant documents);

2.               they are not related in any way to Enron;

3.               they are not related in any way to either the Professional Standards Group (PSG) or to the Firm’s General Counsel (or any attorneys that are part of that functional area) for the period from 8/1/01 through 11/15/01.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

Materials that have been cleared for disposal and which are confidential or proprietary should be accumulated for shredding rather than discarded in the regular office trash collection and disposal process.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

If you have any questions about the Interim Document Management Policy, please contact the Legal Group at 1-312-507-9209.

To: All US partners and personnel

Because this document has been retained centrally, you may delete it from your e-mail under the Interim Document Management Policy.

May 23, 2002

Revised Document Management Policy: Effective May 23, 2002

Arthur Andersen LLP  Legal Group

In January, we initiated a formal review of our document management and retention policies, Former US Senator John Danforth’s firm, Bryan Cave, has participated in this process, advising on and approving the interim policy changes that have been provided to you over the past several months.

This revised Document Management policy supersedes the Interim Document Management Policy with respect to client engagement information in hardcopy form.  It also outlines the policy for management of client information, in both hardcopy and electronic form, in the event of pending or reasonably foreseeable litigation. These requirements apply, with immediate effect, to all partners and employees in the United States.

Given that many of you are or soon will be transitioning to new organizations and work environments, it is vital that you adhere to these policies in making arrangements for the retention or disposal of documents in your possession.

Policy for hardcopy client engagement information

Policy Statement 760 (Practice Administration: Client Engagement Information — Organization, Retention and Destruction) and other policies developed in accordance with PS 760, include provisions for the retention and disposal of both hardcopy and electronic client engagement information.  The provisions in PS 760 and related policies with respect to hardcopy client information now apply to all documents created both before and after January 10, 2002.  For your reference, a copy of PS 760 is available on the intranet.

One of the related policies that provides summary guidelines for retention of internal accounting records is the Accounting Record Retention Schedule, included in Appendices E-1 and E-2 of the Accounting Procedures Manual.  This includes document retention guidance for current and obsolete office records, including client receivables, unbilled services, fee statistics and other information.

You should maintain and dispose of applicable hardcopy documents in accordance with those provisions, unless the documents are related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations, or disputes, involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters.  If you have possession of any such documents, you must preserve them until further notice.  This is described in more detail later in this note.

PS 760 protects the confidentiality and provides for the proper management of client engagement information.  It applies to the following types of client documents.

Service Line	Type of Material	Retention Period
ABA - Financial Statement Assurance	Client File (a)/Engagement Knowledge Base/CAF (purged annually of superseded or non-relevant documents) Audit Workpapers/Central File	Permanently (e)

Office copies of reports and financial statements (d)Filings with Government agencies which include (physically or by reference) our reports, such as 10K’s and Registration Statements filed with the SEC

Six Years Permanently (e) Permanently (e)
ABA-Business Risk Consulting and Advisory	Central File, including Working Papers	When no longer useful or needed to support an opinion, Maximum of Six years (f)
	Office Copies of Reports (d)	Permanently (e)
AHA-AA Process Solutions

Central File, including working papers (Enterprise Center Clients)
Office Copies of Reports and Financial Statements Filings with Government Agencies which include (physically or by reference) our reports, such as 10Ks and Registration statements filed with SEC
CAFs

Six years (f) Permanently (e)
Project File Documentation, including:
	• SMART documentation and risk management action plans	Permanently (e)
• Job Arrangement Letter or Contract with appropriate terms
• Contract change orders
• Project work plans
• Engagement QA partner review documentation
• Project memoranda related to client discussions of issues/problems and resolution
• Supporting schedules, simulations, models, or other documentation that underlie final recommendations made or end products delivered
	• Client satisfaction documentation and survey forms	Six years (b)

Service Line	Type of Material	Retention Period
TLBA - Tax and Business Advisory	Central File, including all Working Papers Income Tax Returns Tax Basis Studies	Six Years (f) Six years (f) Permanently (e)

	Earnings and Profits Studies	Permanently (e)
	Estate Planning Studies	Permanently (e)
	Estate and Gift Tax Returns	Permanently (e)
	Office Copies of Attest Reports, including Third-Party Tax Opinions and Reports on Prospective Financial Information Continuing Tax Files (including all documents that have continuing importance)	Permanently (e)
TLBA - Legal	Central File, including Working Papers	Customs and practices of legal profession in each country. The policy should be determined by the Head of Legal Services and approved by the Area Practice Director of Legal Services.

	Office Copy of Report or Other Deliverable (d)	Permanently (e)
BC	Project File Documentation	Six Years(b)
• Risk SMART documentation and risk management action plans

• Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA
• Contract change orders
• Project work plans
• Engagement QA partner review documentation
• Project status meetings
• Project memoranda related to client discussions of issues/problems and resolution

• Supporting schedules, electronic simulations or models, and other documentation that underlie final recommendations made or end products delivered
• Client satisfaction documentation and survey forms

	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)

Service Line	Type of Material	Retention Period
Complex Claims & Events (Litigation Support)

Project File Documentation, including:
• Documentation to support that an adequate conflict search was performed
  Risk SMART documentation
• Job Arrangement Letter with appropriate terms and conditions, signed by the Client and AA
• Contract change orders
• AP-150, including sign-off by engagement QA partner
• Client satisfaction documentation and survey forms
 Retention of specific supporting schedules are required by (i) Class Action Settlement Assistance, (ii) Insurance Insolvency Consulting and (iii) FEHB Settlement Negotiations. Contact the respective service line leader for more information

Six Years (b)

	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)
Federal Government Contacts Consulting

In addition to the guidelines provided for BC, contracts with the U.S. Government require the retention of certain documentation pursuant to Federal guidelines.  Contact the Office of Government Services (OGS) for more information

As directed by OGS
Other Service Lines	Central File, including Working Papers Office Copies of Reports (d)	Six Years (b) Permanently (e)

THESE NOTES ARE IMPORTANT - PLEASE READ

(a)  The client file is a continuously updated file and includes the reports to support the accept/retain decision. EXCEED. Understanding the Business, Assess Client Risk Controls and Determining and Managing Residual Risk Processes.  Per Section 2 of AOP, the engagement team must retain certain reports from the client file in the current year workpapers; retention of other reports is optional.

(b)  Six years from the date of the financial statements covered by an audit report or supplemental reports, or the date of issue of special reports on prospective financial information, or other deliverables.

(c)  The Office/Country Managing Partner in consultation with the Global Risk Management Group, may choose to extend the period, if appropriate.  In no circumstances, however, should the retention period be lessened.

(d)  If our arrangement letter with the client includes legal liability limitation language, such letter should be included with the office copy of our report

(e)  As described in Section 4 of AABU Policy Statement No. 760, these items do not need to be retained permanently for lost clients.  These items should be retained for six years after loss of client rather than permanently.

(f)  Six years from the year-end of the relevant return unless a longer period is required by local law.  However, if a return is under examination of in dispute, the relevant information should not be destroyed until final resolution or settlement.

Departing partners, managers and staff should follow the guidance provided by their solution segment leaders and practice directors regarding the collection and storage of engagement specific documents. Materials that have been cleared for disposal should be accumulated for cremation, shredding, mulching or pulping, whichever is most cost effective. Where available, commercial facilities that are bonded and provide proof of destruction should be used for disposal of hardcopy client engagement information.  PS 760, Section 4.5.2, provides guidelines and processes for the disposal of hardcopy working paper files.

The Interim Document Retention Policy — updated on April 29, 2002, to allow for deletion of electronic documents under appropriate circumstances — remains in effect with respect to retaining and disposing of electronic client documents. An updated copy of the Interim Document Retention Policy is available on the intranet. In brief, if you save and properly back up any electronic document, you may delete it from your PC or laptop, unless it falls within the Litigation restrictions set out below.

Document management in the event of pending or foreseeable litigation

If you possess any client documents — hardcopy or electronic — related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations or disputes involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters (referred to as “Litigation”), you must preserve them until further notice.

In particular, you cannot dispose of any documents related to Enron, Global Crossing, Worldcom, Asia Pulp & Paper, Peregrine Systems or tax shelters. In deciding whether to dispose of any document, err on the side of caution.  If there is any doubt as to whether it is appropriate to dispose of a document, either retain the document or contact the Arthur Andersen LLP Legal Group at 312-507-9209 to determine whether the document or category of documents is related to pending or reasonably foreseeable Litigation.

If any of the following situations occurs or has occurred, do not dispose of any documents related to that matter:

•      You have been contacted by someone at Arthur Andersen or outside counsel for Arthur Andersen to provide documents related to pending Litigation.

•      You have been notified by the engagement partner or another Arthur Andersen employee that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation, or

•      You become aware of information that leads you to believe that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation.

Policy Statement 780 (Practice Administration: Notification of Threatened or Actual Litigation, Governmental or Professional Investigations, Receipt of a Subpoena, or Other Requests for Documents or Testimony, Formal or Informal) and other directives from Arthur Andersen address the procedures to be followed when an Arthur Andersen partner or employee becomes aware of information that suggests it is reasonably foreseeable that Arthur Andersen, one of Arthur Andersen’s clients or a third party will be the subject of Litigation about which Arthur Andersen has information.  In these situations, you are required to:

•      Report that information to the Arthur Andersen LLP Legal Group, and

•      Retain and preserve every document that is relevant to the matter that is the subject of the pending or reasonably foreseeable Litigation

Given the significant numbers of partners and employees leaving and the fact that they no longer will be a resource for information about pending or reasonably foreseeable Litigation, please keep in mind your obligations with respect to notifying others about pending or reasonably foreseeable Litigation.  If you make a report, or have made a report, to the Arthur Andersen LLP Legal Group about information described above, you also must tell all members of the relevant engagement team and any other relevant Arthur Andersen personnel to preserve and maintain documents related to that matter.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Kent Piper at 1-312-931-0503.

If you have any questions about the policy please contact the Arthur Andersen LLP Legal Group at 1-312-507-9209.

Exhibit F – Released Restrictive Covenants from Partnership Agreement

[Article 26(A)] …In recognition of the partners’ special relationship with the Firm and the fiduciary duties arising therefrom, and in acknowledgment that each partner will have obtained knowledge of Firm information during his membership in the Firm, each partner undertakes the following obligations which he confirms have been reasonably designed to protect the Firm’s legitimate business interests without unnecessarily or unreasonably restricting his professional opportunities in the event that he resigns, retires, or is removed as a member of the Firm:

* * *

(2)           Each partner shall not, for a period of eighteen (18) months following his resignation, retirement or removal from the Firm, for himself or as agent, partner or employee of any person, corporation or firm other than an Affiliated Firm, engage in the practice of professional services of the type provided by the Firm for:

(a)           any client of the Firm or of an Affiliated Firm for whom the partner performed services, as determined by the Administrator, or

(b)           any prospective client of the Firm or of an Affiliated Firm to whom the partner submitted, or assisted in the submission of, a proposal, during the eighteen (18) month period preceding his resignation, retirement, or removal.

(3)           Each partner shall not, at any time during which he is a partner of the Firm and for twelve (12) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, endeavor to solicit away from the Firm or an Affiliated Firm, or facilitate the solicitation away from the Firm or an Affiliated Firm of, any client of the Firm or an Affiliated Firm.

(4)           Each partner shall not, at any time during which he is a partner of the Firm and for eighteen (18) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, induce away from the Firm or an Affiliated Firm, or facilitate the inducement away from the Firm or an Affiliated Firm of, any personnel of the Firm or an Affiliated Firm or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s or the Affiliated Firm’s interests and those of its clients of undivided loyalty.

F-1

Exhibit G – Released Restrictive Covenants from Andersen Worldwide Policies 12

35.3.1.     A retired partner may not, for 18 months following retirement, provide the same type of services provided by any Member Firm for:

•      Any client of any Member Firm for whom the retired partner performed services, as determined by the Managing Partner of the Member Firm from which he or she retired.

•      Any prospective client to whom the partner submitted or assisted in the submission of a proposal during the 18-month period preceding his or her retirement.

* * *

35.4.1.     Retired partners may not, for 12 months after retirement, whether for their own account or for the account of any other person, directly or indirectly solicit away any client of any Member Firm.  A client is any person or entity for whom the Firm or an affiliated firm performed professional services, or provided products within the 12 months immediately preceding retirement.  (Article 26 (A)2 and (D) of the Standard Partnership Agreement)

* * *

35.5.1.     Retired partners may not, for 18 months after retirement, whether for their own account or for the account of any other person, directly or indirectly:

•      Solicit away any personnel of any Member Firm.

•      Interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s interests and those of its clients with undivided loyalty.  (Article 26(A)4 of the Standard Partnership Agreement)

G-1

SEPARATION AGREEMENT – PARTICIPATING PRINCIPALS

This Separation Agreement (this “Agreement”) is made as of this [    ] day of [               ] , 2002, by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“AA”), and [NAME OF PARTICIPATING PRINCIPAL] (“Participating Principal”).

WHEREAS, AA and LECG, LLC (“LECG”) have agreed by letter agreement (the “Letter Agreement”) to the terms of a separation of certain partners, participating principals and national directors, including Participating Principal, from the existing Insurance Claims Practice and certain other portions of AA’s Value Solutions Unit;

WHEREAS, each of AA and Participating Principal will derive substantial benefits from the transactions contemplated by the Letter Agreement;

WHEREAS, completing the transactions contemplated by the Letter Agreement at this time maximizes value for the benefit of AA, which benefit may not be realized without Participating Principal separating from AA on the terms set forth in this Agreement and affiliating with LECG;

WHEREAS,  the foregoing cannot be accomplished unless AA releases Participating Principal as contemplated by Section 2 hereof, which Section includes, among other things, the release of Participating Principal by AA from certain restrictive covenants set forth in the September 1, 2000 partnership agreement of AA, as amended (the “Partnership Agreement”); and

WHEREAS, AA has determined that as of the date of Participating Principal’s separation from AA, his/her amounts owing to AA and certain other matters are as set forth on the determination statement attached hereto as Exhibit A (the “Determination Statement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. AA and Participating Principal hereby agree as follows;

1.             Participating Principal hereby agrees as follows:

(a)           From and after the date of this Agreement Participating Principal will no longer be a participating principal of and will have no further interest in AA, AA Holdings C.V., Andersen Worldwide Societe Cooperative (“AW”) or any affiliated firms or any of their respective assets or rights (including, without limitation, any inventions, writings or other intellectual property created by Participating Principal or under Participating Principal’s supervision as part of and during Participating Principal’s association with any of the foregoing firms); provided, however, that, subject to AA’s determination under Section 1(b).  Participating Principal may receive certain retirement payments as contemplated under Section 1(b).  Participating Principal hereby acknowledges receipt of sufficient consideration in connection with this Agreement, including without limitation the consideration received under Section 2 hereof.

(b)           The Determination Statement describes accurately the amount owed by the Participating Principal to AA (or by AA to the Participating Principal, as applicable) as of the date hereof.  Except as otherwise referenced herein, Participating Principal will not be entitled to receive any separation or other payments (including, without limitation, early retirement benefits and payments under the “Weinbach” schedule or “Measelle” policy); provided, however, that this sentence shall not apply to any assets in or benefits which are provided under any retirement plan which  is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.  Participating Principal accepts and agrees that the aggregate amount of basic retirement benefits available to all of AA’s retirees may be limited (either to a set percentage of AA’s net income or otherwise) or may be entirely eliminated and that, in addition, such benefits with respect to Participating Principal may be restructured, cancelled, reduced or delayed indefinitely, in each case all as determined by AA, which determination shall be in AA’s sole and absolute discretion and shall be final and conclusive .  Participating Principal and AA agree that Participating Principal will not be entitled to any further distributions or payments of income or other cash or property from AA pursuant to the Partnership Agreement (which is applicable to Participating Principal to the extent provided in that certain Agreement with Participating Principals and National Directors (the form of which is attached hereto as Exhibit B) by and among AA and Participating Principal) or otherwise.   In consideration for (i) the distributions and/or payments to date and the payments referenced hereunder.  (ii) any business assets of AA, such as business treatises or journals, allowed to be retained by Participating Principal as part of the approved check out process and (iii) the other rights and obligations contained herein.  Participating  Principal agrees to waive repayment of Participating Principal’s subordinated loan as provided for in the Agreement with Participating Principals and National Directors.  Nothing in this Section 1(b) shall alter the legal status of Participating Principal pursuant to the Agreement with Participating Principals and National Directors and other applicable organizational documents of AA, AW or its affiliates.  Additionally, nothing in this Agreement shall constitute an admission by Participating Principal that Participating Principal is or ever has been a partner of AA.  AA agrees that in the event that, within six months of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section 1(b), in connection with the sale of assets by AA that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section 1(b), then, at the option of Participating Principal, any such provision shall apply to Participating Principal in lieu of this Section 1(b).

(c)           Participating Principal acknowledges and agrees that, except as provided herein, all terms of the Partnership Agreement that are applicable to Participating Principal shall remain in full force and effect with respect to Participating Principal after the date of this Agreement.

(d)           Except as may be required by the lawful order of a court or agency of competent jurisdiction or as provided in the Letter Agreement.  Participating Principal shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and any communication with counsel to AA or any special committee of AA or any work product of any such counsel) concerning AA, any of its affiliates or affiliated firms and/or any of their respective clients (unless the client consents otherwise) which was acquired

2

by or disclosed to Participating Principal during Participating Principal’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms and shall not disclose the same, either directly or indirectly, to any other person, firm, or business entity or use it in any way.  Participating Principal represents that, except as contemplated by the Letter Agreement, Participating Principal has returned to AA or its affiliates, affiliated firms or clients, as applicable, any and all records, documents, property, information, computer disks or other materials relating to the business of AA, any of its affiliates or affiliated firms and/or any of their respective clients obtained by Participating Principal during the course of his/her employment by, association with or ownership of AA or any of its affiliates or affiliated firms, including without limitation all items of the type described on Exhibit C.  Nothing in this Agreement, the Partnership Agreement or any other agreement or document by which Participating Principal is bound to AA or its affiliates shall be construed so as to prevent Participating Principal from using, in connection with membership in or association with LECG or any of its affiliates, knowledge which was acquired by Participating Principal during Participating Principal’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms, and which is generally known to persons of Participating Principal’s experience.

(e)           Participating Principal shall not disparage AA or any of its affiliated firms or any of their respective present or former partners, managers or employees (“AA Party”); provided, however, that this Section 1(c) shall not prevent Participating Principal from (i) responding to comments made by any AA Party about Participating Principal if Participating Principal reasonably believes such comments were disparaging to Participating Principal or (ii) making statements about an  AA Party in connection with the defense of a claim made against Participating Principal by a third party.

(f)            Notwithstanding anything to the contrary herein, Participating Principal, on behalf of Participating Principal, Participating Principal’s heirs, administrators, estates, executors, personal representatives, successors and assigns, does hereby release and forever discharge AA, AW and their respective affiliated firms, and each of their respective assigns, past or present partners, officers, principals, directors, employees, agents, successors (whether at law, equity or otherwise), and affiliates (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation or liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, that Participating Principal now has, may have ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred from the beginning of time up to and including the date hereof, including, without limitation, claims that in any way arise from or out of, are based upon or relate to Participating Principal’s employment by, association with or ownership of AA or any of its affiliated firms, except (i) for claims arising out of AA’s obligations set forth in this Agreement and (ii) as provided in the second sentence of Section 1(g) hereof.  It is understood and agreed that nothing herein shall be deemed to be a release of any person or entity other than the Released Parties.  In addition, the release set forth in this Section 1(f) shall not be effective as to any other partner, participating principal national director or other employee of AA who has not executed a release in favor of Participating Principal that is substantially identical to the release set forth in this Section 1(f).  Nothing herein shall be deemed a release by LECG of any Released Persons or other person or entity.  AA agrees that in the event that, within six months

3

of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section 1(f) that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section 1(f), then, at the option of Participating Principal, any such provision shall apply to Participating Principal in lieu of this Section 1(f).

(g)           Notwithstanding anything in this Section 1 to the contrary, Participating Principal shall comply with continuing obligations under the Partnership Agreement and other organizational document(s) of AA as presently in effect and binding on former participating principals, including, without limitation, restrictions on future activities (expect as specifically released herein).  It is understood and agreed that this Agreement does not waive, modify, release or otherwise affect any rights, obligations, claims or defenses under any loan which Participating Principal may have originally entered into with Andersen Financial Corporation or other affiliate of AA.

(h)           Participating Principal shall use his/her best efforts on behalf of AA to effect collections for work-in-progress and accounts receivable owed to AA by AA clients for which Participating Principal had billing or collections authority (“Participating Principal Clients”); provided, that, “best efforts” shall not require Participating Principal to expend Participating Principal’s funds to effect such collections.  Participating Principal represents and warrants to AA that attached hereto as Exhibit D is an accurate and complete list of all in-process engagements with respect to Participating Principal Clients for which fees take into account any factors in addition to professional time expended on the engagement.

(i)            Participating Principal shall cooperate reasonably with AA in connection with any claim or actual or threatened investigation, litigation or proceeding relating to AA or any of its affiliated firms (“Litigation”) and, if requested by AA, to act as a witness in connection with any such Litigation, all without any compensation but with reimbursement for reasonable, documented, out-of-pocket expenses incurred as a result of specific requests for cooperation by AA.  AA will defend at its expense any Litigation (i) against Participating Principal involving Participating Principal’s activities while a participating principal of AA that were undertaken by Participating Principal on AA’s behalf in accordance with Participating Principal’s responsibilities to AA or (ii) against AA that also includes Participating Principal as a defendant and that does not involve any claim with respect to which Participating Principal did not act in accordance with Participating Principal’s responsibilities to AA.

(j)            Participating Principal agrees to cooperate reasonably with AA in connection with the appropriate handling of files and property of AA with which Participating Principal was involved, all in accordance with the procedures set forth on Exhibit E.

(k)           Participating Principal represents and warrants to AA that to Participating Principal’s knowledge:

(i)            Since January 10, 2002.  Participating Principal has (x) not caused the destruction of any documents in contravention of the document retention policy of AA attached hereto as Exhibit F and (y) in all cases where Participating Principal has informed AA’s legal department of a pending litigation, investigation, or inquiry or facts making litigation,

4

investigation, or inquiry reasonably foreseeable, Participating Principal has also informed all AA employees who worked on the relevant matter of AA’s document retention policies and the need to preserve documents related to pending or reasonably foreseeable litigation, investigation, or inquiry.

(ii)           Since April 30, 2001, Participating Principal has complied in all respects with all requests made to Participating Principal by both inside and outside counsel to AA to retain documents and, when requested by such counsel, has delivered such documents to such counsel.

(1)           Participating Principal agrees that all notices to Participating Principal with respect to this Agreement shall be sent to Participating Principal to the home address, or via the email address, indicated under Participating Principal’s name on the signature page hereto, Participating Principal further agrees that in the event that Participating Principal’s home address, email address and/or home phone number change subsequent to the date of this Agreement, Participating Principal shall, as soon as reasonably practicable thereafter, provide AA with written notice of such change.

2.             AA hereby agrees to Participating Principal’s affiliation with LECG and hereby releases Participating Principal from (i) those restrictive covenants set forth in (x) Article 26(A)(2), Article 26(A)(3) and Article 26(A)(4) of the Partnership Agreement (the text of such Articles is attached hereto as Exhibit G) and (y) the corresponding restrictive covenants set forth in Sections 35.3.1, 35.4.1 and 35.5.1 of Andersen Worldwide Policies 12 (the text of such Sections is attached hereto as Exhibit H) and (ii) all other non-compete, non-solicitation and other restrictive covenants applicable to Participating Principal in the Partnership Agreement or any other organizational document of AA, AW or any of their respective affiliated firms.  Concurrently with the execution hereof, AA waives the ninety (90) day notice requirement set forth in Article 10(A) of the Partnership Agreement.

3.             Notwithstanding anything to the contrary contained herein.  Participating Principal expressly acknowledges and agrees that (a) in no event shall the Administrator of AA, any member of the Administrative Board of AA, any directors, officers, managers, partners, participating principals, national directors or similar persons of  AA or any of their respective agents or representatives (collectively, the “Covered Persons”) have any personal liability with respect to AA’s obligations hereunder and (b) no Covered Person shall be obligated to make, and no Covered Person in fact will make, any capital contribution or other payment of any kind to AA in order for AA to satisfy its obligations hereunder.

4.             This Agreement shall be governed by Illinois law without giving effect to principles of conflicts of law.  Any and all disputes arising under this Agreement and the transactions contemplated herein shall be governed by Article 39 (“Arbitration”) of the Partnership Agreement, and such provision (as modified as necessary to conform to the language and terms hereof) is hereby incorporated by reference herein for such purpose.

5.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

5

6.             From time to time after the date hereof, at the request of either party hereto, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

7.             The parties hereto agree that LECG shall be a third party beneficiary of Section 1(d), the penultimate sentence of Section 1(f), Section 2 and this Section 7, but for no other purpose.

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Its:

[Name]

Home Address:

Email Address:

Home Phone Number:

7

Exhibit A – Determination Statement

Determination Statement for Participating Principal is attached hereto.

A-1

Exhibit B – Form of Agreement with Participating

Principals and National Directors

ARTHUR ANDERSEN LLP

AGREEMENT WITH PARTICIPATING PRINCIPALS

AND NATIONAL DIRECTORS

THIS AGREEMENT, made between Arthur Andersen LLP, a limited liability partnership organized and existing under the laws of the State of Illinois (hereinafter referred to as the “Firm”), and the individuals listed on Attachment I hereto (hereinafter referred to as “participating principals” and “national directors”) jointly and severally.

WITNESSETH

1.             The individuals listed on Attachment 1 hereby agree to provide basic loans to the Firm, in accordance with instructions given by the Firm, of the amounts set forth opposite their names on the attached Appendix “B”.  The loans  to the Firm shall not be reduced by reason of losses of the Firm but are subordinate to all claims of both secured and unsecured creditors of the Firm.

Effective as of the Effective Date (as defined below), and continuing until there shall have been an increase or decrease in the number of units of participation reserved pursuant to Paragraph 5 or until this Agreement is terminated or modified, each participating principal shall be entitled to receive as compensation a proportionate share of the net income of the Firm equal to that proportion of number of units of participation reserved for him or her bears to the total units of participation of partners, participating principals, and overseas representatives of the Firm, outstanding or reserved, during fiscal years of the Firm commencing on or after the Effective Date, or such lesser proportion as shall be appropriate for a period of less than twelve months.

The participating principals shall have the right to draw against their compensation for any fiscal year in monthly installments in accordance with the plan and procedure applicable to the partners, except that such drawings shall be based upon the respective number of units reserved for the participating principals.  Each national director shall receive their compensation in semi-monthly installments as determined by the Firm.

None of the participating principals or national directors shall be required to contribute to or share in any net losses of the Firm unless and until admitted into the Firm as a partner or national partner and then only from the effective date of such admission.

The participating principals and national directors shall perform such duties as shall be assigned to them by the Firm.  They shall not be, nor be held out or represented to be, partners or national partners, but in their relations with the partners and national partners, they shall have the same status, rights and obligations as though they were in fact partners or national partners, except that where any action is provided for in the Partnership Agreement of the Firm by some or all of the partners and national partners, it is understood and agreed that while such action may be taken in similar manner with respect to the participating principals and national directors, for the purpose of taking any such action, the participating principals and national directors shall not be considered as partners or national partners respectively who must or may join in taking such

B-1

action.  Nevertheless, the participating principals and national directors will be bound by the action taken by the partners and national partners to the extent such action is not contrary to the provisions of this Agreement.  Further, election by the Administrative Board and ratification by the partners and national partners of a participating principal or national director to membership on the Administrative Board, or election or appointment to any committee of the Firm, shall not thereby make such participating principal or national director, a partner or national partner.

During the term of this Agreement, except as otherwise provided, the participating principals and national directors hereby expressly assume and agree to discharge all of the covenants and obligations of the Firm in a like manner as though they were partners or national partners, respectively.

2.             The Firm has reserved and agrees to hold available for the participating principals during the term of this Agreement, units of participation in accordance with the applicable Firm policies.  Such units shall be awarded to a participating principal if he or she is admitted to the Firm as a partner, subject only to his or her having paid either in cash or notes acceptable to the Firm all contributions to capital which may be required of him or her.

3.             The Firm, as to any one or all of the participating principals and national directors, and any one of the participating principals and national directors as to himself or herself, may terminate this Agreement in the same manner and with the same effect as provided in the Partnership Agreement of the Firm pertaining to partners or national partners.

4.             The terms of the Partnership Agreement of the Firm as in effect on the Effective Date, together with any amendments to it which may thereafter be adopted by the partners, are incorporated herein by reference and are specifically made applicable to participating principals (as if they were partners) and to national directors (as if they were national partners), except to the extent that any provision therein may be inconsistent with the status of a participating principal  or national director or with this Agreement.

5.             It is understood that the units of participation in the Firm, outstanding and/or reserved in respect of participating principals, may be increased or decreased from time to time and that the making of this Agreement shall not restrict such acts or any changes in or amendments of any character to the Partnership Agreement of the Firm.

6.             The participating principals and national directors agree that with respect to all computations required to be made hereunder, they and their heirs, executors, administrators, beneficiaries and assigns shall be bound by and accept any determination made by the Administrator of the Firm.

7.             This Agreement supersedes all prior agreements between the Firm and any of the participating principals and national directors with respect to the same subject matter of this Agreement and such prior agreements shall be deemed terminated.

B-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below, with effect, in respect of each individual listed on Attachment I hereto, as of the effective date such individual has been admitted to the Firm as a Participating Principal or National Director (the “Effective Date”).

B-3

Exhibit C – Description of Property

C-1

Exhibit D – Alternative Fee Arrangements

[Provide list of contingency payments associated with Participating Principal]

D-1

Exhibit E – Partner Check-Out Procedures

E-1

Exhibit F – Document Retention Policy

Interim Document Management Policy

Following is the Interim Document Management Policy, as established on January 10, 2002, and including revisions through April 30, 2002. Any questions about the policy should be directed to the Legal Group at 1-312-507-9209.

Revisions for retention and deletion of documents — April 2002

The revisions to the Interim Document Management Policy are as follows:

You may now delete documents of all kinds that you have created on the network, including documents in your Lotus Notes e-mail database, provided that you are not required to preserve such documents under the Interim Document Management Policy because of their relevance to pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

As noted in previous communications, documents that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

When you save and back up your documents, the firm’s systems will automatically retain a copy of any deleted documents so you are not at risk in the event of documents becoming relevant in the future.

You still must retain every document that is created in the future if it may be relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

Note: If you have a local replica of your e-mail database:

•      You must make sure to regularly replicate between your local e-mail database and your e-mail database on the network.

•      Do NOT refresh the design of your local e-mail database. If you have problems with your local e-mail database, please contact your local Notes administrator or local technology support desk.

•      If you have selected the Remove documents not modified in the last: XX days in the Replication Settings dialog box on your e-mail database, it must not be set to less than 14 days. The graphic below illustrates a mail file set to remove documents not modified in the last 14 days. If you have any questions about this setting, please contact your local Notes administrator or local technology support desk.

You may now also dispose of various hard copies of materials that you previously were required to keep. You may dispose only of items that are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry proceeding or other dispute. In addition, if any such materials contain notations, those materials must be preserved.

F-1

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

The following is a list of categories of materials that may be disposed of in accordance with these restrictions:

1. Andersen employee materials such as benefits packages, reference binders for personnel issues, training materials, phone directories, Andersen publications, business cards, industry magazines, promotional materials, reference materials, textbooks;

2. Employee time reports (if they are hard copies of information preserved on the computer systems);

3. Lotus Notes, memos, Excel sheets and PowerPoint presentations (if they are hard copies of information preserved on the computer systems);

4. 10-Ks, S-1s, S-8s and financial statements (if they are extra copies of materials that are preserved both in hard copy and on the computer systems);

5. Billing information such as computer printouts of time billed to a client and billing status of a given project (if they are hard copies of information preserved on the computer systems);

6. General client information such as client proposals and background information about clients;

7. Copies of materials that are contained in client engagement files (except that if they contain notations, such materials must be preserved);

8. CDs, computer discs and other general electronic files as long as the contents have been saved and backed up on the computer systems;

9. Tax return preparation software (non-client specific);

10. Extra copies of prior year tax returns (if other copies are maintained in the engagement files);

11. Drafts of financial statements and tax returns (if the final version of these items are maintained in the engagement files).

Note: Do not dispose of any phone message slips or documents with any handwritten notations. These items will be collected and retained.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

As a final point, please note that all US ABA partners, principals, managers and seniors received US ABA Bulletin 02-10, dated April 15, 2002, which announced significant revisions to the firm’s audit working paper archiving policy. That memo remains in effect with the following clarification: For work-related materials that are not specific to an engagement, apply the guidelines described above. Any questions about the audit working paper archiving policy should be directed to your ABA practice director or the Professional Standards Group.

Revisions for retention and deletion of documents — March 2002

The revisions are as follows:

F-2

•      No document can be printed without first being saved. This is to ensure that a copy of all relevant data is retained properly. This applies to documents in all operating systems and software programs.

•      Document(s) saved to your hard drive can be deleted only after all of the following steps have been completed:

1. You have saved the document(s) on your hard drive under either the Data directory (for Windows 95 users) or the My Documents directory (for Windows 2000 users).

2. You have connected your computer to the Andersen network.

3. You have successfully backed up the document(s) by copying it to the network, or by using the automatic backup program Connected TLM. For any questions related to backing up document(s) on your hard drive, please contact your local help desk.

4. You have waited 48 hours from the completion of that successful backup. This is to ensure that the technologies that back up all Andersen data on the network have completed necessary operations.

•      No documents can be saved to what is called the “system” volume (SYS) of our network file servers. This should not affect the way you work, but you need to be aware of this restriction.

Software programs allow you to save documents to the location of your choice, including network file servers such as the “J” drive. The network file servers are structured into data volumes, such as VOL1, VOL2, etc., where software programs and documents are stored.  The SYS volume contains the files and data that run the server. The SYS volume must be kept free of user documents so that we can perform routine maintenance and keep the file servers and network operating properly.

Please remember that the Interim Document Management Policy requires that you retain any document, including e-mail, that could be relevant in actual or potential legal or regulatory proceedings.  It also requires that you retain every work-related document that existed as of January 10, 2002, when the interim policy was established.

January 2002

(Superseding AABU Policy Statement 760)

I. Documents Currently in Existence: Retain Everything

A. You must retain every work-related document that is currently in existence. (See definition of “documents.” Section III, infra)

1. This means that for the time being you must not destroy or discard any work-related documents in the possession of Andersen or any Andersen employees.

2. As further explained below, this directive includes electronic documents. Thus, you may not delete anything that currently exists on your computer, including any e-mails.

II. Requirement for Retention of Documents Created in the Future

A. In addition to work papers, correspondence, client-prepared schedules and other documents that you normally retain as part of central engagement files, you must retain every document that is created in the future if you believe that document might possibly be

F-3

relevant to any actual or potential litigation, investigation, inquiry, proceeding, or other dispute.

1. Be over-inclusive: If a question crosses your mind about whether to retain a document, retain it.

2. If you have questions about this aspect of the policy, call the Legal Group in Chicago at 312-507-9209.

III. Definition of “Document”

A. For purposes of this policy, the word “document” has an intentionally broad definition.

More specifically, “document” means:

1. any record or other tangible form of expression, whether an original or a copy, and however created, produced or stored (manually, mechanically, electronically or otherwise), including but not limited to: books, papers, files, notes, correspondence, messages, memoranda, reports, work papers, electronic mail messages, telephone logs, records of conversations or meetings, account statements, confirmations, contracts, agreements, reports, studies, summaries, charts, computer printouts, diaries, calendars, bank statements, invoices, bills, records of billings, checks, wire transfers, drafts for money, records of payment, magnetic tape, tape recordings, disks, diskettes, disk packs, and other electronic media, microfilm, microfiche, and storage devices, (this does not include Octels and voice mail messages)

2. and all drafts, alterations, and modifications, changes or amendments of the foregoing.

a. Again, be over-inclusive. If you are not sure whether something is a “document,” treat it as if it is a document.

b. Also, this means that “drafts” are “documents.”

F-4

Andersen Worldwide SC

May 3, 2002

Further clarification - Interim Document Management Policy

•      Additional guidance on disposal of hard copy materials with notations

Andrew Pincus

General Counsel

Dan Nottke

Managing Partner, Global Technology Organization

We want to inform you of further guidance pertaining to our Interim Document Management Policy. These clarifications should help you better manage your disposal of various hard copy materials and reduce costs for the firm.  Former US Senator John Danforth’s firm, Bryan Cave, has approved the changes announced below.

Consistent with the notice issued last week, the clarifications noted below should continue to ease the burden of the Interim Document Management Policy on you and the firm without compromising the integrity of important principles of document preservation. They allow you to delete / dispose of some materials and documents as described below.

These changes apply to all Andersen personnel worldwide and are effective immediately. We realize that many of you are in deals or working on deals to move to a new firm. We remind you that as long as you are part of the Andersen network of firms or have possession of Andersen documents, you need to abide by the Andersen policies for document retention. The Interim Document Management Policy has been revised on our intranet to incorporate these revisions and other guidance to date. We encourage you to read the policy in full on the intranet.

F-5

The additional clarifications to the Interim Document Management Policy are as follows:

•      Phone messages and documents with notations

You may dispose of phone messages and copies of materials (e.g. contracts, reports, financial statements) with notations that you previously were required to keep as long as:

1.     they are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute ( by “any” we mean matters that involve Andersen, an Andersen client, or any other matter where Andersen possess relevant documents);

2.     they are not related in any way to Enron;

3.     they are not related in any way to either the Professional Standards Group ( PSG ) or to the Firm’s General Counsel ( or any attorneys that are part of that functional area ) for the period from 8/1/01 through 11/15/01.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

Materials that have been cleared for disposal and which are confidential or proprietary should be accumulated for shredding rather than discarded in the regular office trash collection and disposal process.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

If you have any questions about the Interim Document Management Policy, please contact the Legal Group at 1-312-507-9209.

F-6

To: All US partners and personnel

Because this document has been retained centrally, you may delete it from your e-mail under the Interim Document Management Policy.

May 23, 2002

Revised Document Management Policy: Effective May 23, 2002

Arthur Andersen LLP Legal Group

In January, we initiated a formal review of our document management and retention policies. Former US Senator John Danforth’s firm, Bryan Cave, has participated in this process, advising on and approving the interim policy changes that have been provided to you over the past several months.

This revised Document Management policy supersedes the Interim Document Management Policy with respect to client engagement information in hardcopy form. It also outlines the policy for management of client information, in both hardcopy and electronic form, in the event of pending or reasonably foreseeable litigation. These requirements apply, with immediate effect, to all partners and employees in the United States.

Given that many of you are or soon will be transitioning to new organizations and work environments, it is vital that you adhere to these policies in making arrangements for the retention or disposal of documents in your possession.

Policy for hardcopy client engagement information

Policy Statement 760 (Practice Administration: Client Engagement Information — Organization, Retention and Destruction) and other policies developed in accordance with PS 760, include provisions for the retention and disposal of both hardcopy and electronic client engagement information. The provisions in PS 760 and related policies with respect to hardcopy client information now apply to all documents created both before and after January 10, 2002. For your reference, a copy of PS 760 is available on the intranet.

One of the related policies that provides summary guidelines for retention of internal accounting records is the Accounting Record Retention Schedule, included in Appendices E-1 and E-2 of the Accounting Procedures Manual. This includes document retention guidance for current and obsolete office records, including client receivables, unbilled services, fee statistics and other information

You should maintain and dispose of applicable hardcopy documents in accordance with those provisions, unless the documents are related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations, or disputes involving Arthur Andersen. Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters.  If you have possession of any such documents, you must preserve them until further notice. This is described in more detail later in this note.

PS 760 protects the confidentiality and provides for the proper management of client engagement information. It applies to the following types of client documents:

F-7

Service Line	Type of Material	Retention Period
ABA - Financial Statement Assurance

Client File (a)/Engagement Knowledge Base/CAF (purged annually of superseded or non-relevant documents)
Audit Workpapers/Central File
Office copies of reports and financial statements (d)Filings with Government agencies which include (physically or by reference) our reports, such as 10K’s and Registration Statements filed with the SEC

Permanently (e) Six years Permanently (e) Permanently (e)
ABA - Business Risk Consulting and Advisory	Central File, including Working Papers	When no longer useful or needed to support an opinion. Maximum of Six years (f)
	Office Copies of Reports (d)	Permanently (e)
ABA - AA Process Solutions	Central File, including working papers (Enterprise Center Clients)	Six years (f)

Office Copies of Reports and Financial Statements Filings with Government Agencies which include (physically or by reference) our reports, such as 10Ks and Registration statements filed with SEC CAFs
Project File Documentation, including:

Permanently (e)

SMART documentation and risk management action plans

•  Job Arrangement Letter or Contract with appropriate terms

•  Contract change orders

•  Project work plans

•  Engagement QA partner review documentation

•  Project memoranda related to client discussions of issues/problems and resolution

•  Supporting schedules, simulations, models, or other documentation that underlie final recommendations made or end products delivered

Permanently (e)
	• Client satisfaction documentation and survey forms	Six years (b)

F-8

Service Line	Type of Material	Retention Period
TI BA - Tax and Business Advisory	Central File, including all Working Papers	Six Years (f)
	Income Tax Returns	Six years (f)
	Tax Basis Studies	Permanently (e)

	Earnings and Profits Studies	Permanently (e)
	Estate Planning Studies	Permanently (e)
	Estate and Gift Tax Returns	Permanently (e)
	Office Copies of Attest Reports, including Third-Party Tax Opinions and Reports on Prospective Financial Information	Permanently (e)
	Continuing Tax Files (including all documents that have continuing importance)	Permanently (e)
TLBA - Legal	Central File, including Working Papers	Customs and practices of legal profession in each country. The policy should be determined by the Head of Legal Services and approved by the Area Practice Director of Legal Services.

	Office Copy of Report or Other Deliverable (d)	Permanently (e)
BC

Project File Documentation

•  Risk SMART documentation and risk management action plans

•  Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA

•  Contract change orders

•  Project work plans

•  Engagement QA partner review documentation

•  Project status meetings

•  Project memoranda related to client discussions of issues/problems and resolution

•  Supporting schedules, electronic simulations or models, and other documentation that underlie final recommendations made or end products delivered

•  Client satisfaction documentation and survey forms

Six Years (b)
	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)

F-9

Service Line	Type of Material	Retention Period
Complex Claims & Events (Litigation Support)

Project File Documentation, including:
•  Documentation to support that an adequate conflict search was performed

•  Risk SMART documentation

•  Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA

•  Contract change orders

•  AP-150, including sign-off by engagement QA partner

•  Client satisfaction documentation and survey forms

•  Retention of specific supporting schedules are required by (i) Class Action Settlement Assistance, (ii) Insurance Insolvency Consulting and (iii) FEHB Settlement Negotiations. Contact the respective service line leader for more information

Six Years (b)

	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)
Federal Government Contacts Consulting

In addition to the guidelines provided for BC, contracts with the U.S. Government require the retention of certain documentation pursuant to Federal guidelines.  Contact the Office of Government Services (OGS) for more information

As directed by OGS
Other Service Lines	Central File, including Working Papers	Six Years (b)
	Office Copies of Reports (d)	Permanently (e)

THESE NOTES ARE IMPORTANT - PLEASE READ

(a) The client file is a continuously updated file and includes the reports to support the accept/retain decision, EXCEED Understanding the Business, Assess Client Risk Controls and Determining and Managing Residual Risk Processes. Per Section 2 of AOP, the engagement team must retain certain reports from the client file in the current year workpapers: retention of other reports is optional.

(b) Six years from the date of the financial statements covered by an audit report or supplemental reports, or the date of issue of special reports on prospective financial information, or other deliverables.

(c) The Office/Country Managing Partner, in consultation with the Global Risk Management Group, may choose to extend the period, if appropriate. In no circumstances, however, should the retention period be lessened.

(d) If our arrangement letter with the client includes legal liability limitation language, such letter should be included with the office copy of our report.

(e) As described in Section 4 of AABU Policy Statement No 760, these items do not need to be retained permanently for lost clients.  These items should be retained for six years after loss of client rather than permanently

(f) Six years from the year-end of the relevant return unless a longer period is required by local law.  However, if a return is under examination or in dispute, the relevant information should not be destroyed until final resolution or settlement.

Departing partners, managers and staff should follow the guidance provided by their solution segment leaders and practice directors regarding the collection and storage of engagement specific documents.  Materials that have been cleared for disposal should be accumulated for cremation, shredding, mulching or pulping, whichever is most cost

F-10

effective.  Where available, commercial facilities that are bonded and provide proof of destruction should be used for disposal of hardcopy client engagement information, PS 760, Section 4.5.2, provides guidelines and processes for the disposal of hardcopy working paper files.

The Interim Document Retention Policy — updated on April 29, 2002, to allow for deletion of electronic documents under appropriate circumstances — remains in effect with respect to retaining and disposing of electronic client documents. An updated copy of the Interim Document Retention Policy is available on the intranet.  In brief, if you save and properly back up any electronic document, you may delete it from your PC or laptop, unless it falls within the Litigation restrictions set out below.

Document management in the event of pending or foreseeable litigation

If you possess any client documents — hardcopy or electronic — related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations or disputes involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters (referred to as “Litigation”), you must preserve them until further notice.

In particular, you cannot dispose of any documents related to Enron, Global Crossing, Worldcom, Asia Pulp & Paper, Peregrine Systems or tax shelters. In deciding whether to dispose of any document, err on the side of caution. If there is any doubt as to whether it is appropriate to dispose of a document, either retain the document or contact the Arthur Andersen LLP Legal Group at 312-507-9209 to determine whether the document or category of documents is related to pending or reasonably foreseeable Litigation.

If any of the following situations occurs or has occurred, do not dispose of any documents related to that matter:

•      You have been contacted by someone at Arthur Andersen or outside counsel for Arthur Andersen to provide documents related to pending Litigation.

•      You have been notified by the engagement partner or another Arthur Andersen employees that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation, or

•      You become aware of information that leads you to believe that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation.

Policy Statement 780 (Practice Administration; Notification of Threatened or Actual Litigation, Governmental or Professional investigations, Receipt of a Subpoena, or Other Requests for Documents or Testimony, Formal or Informal) and other directives from Arthur Andersen address the procedures to be followed when an Arthur Andersen partner or employee becomes aware of information that suggests it is reasonably foreseeable that Arthur Andersen, one of Arthur Andersen’s clients or a third party will be the subject of Litigation about which Arthur Andersen has information. In these situations, you are required to.

•      Report that information to the Arthur Andersen LLP Legal Group, and

•      Retain and preserve every document that is relevant to the matter that is the subject of the pending or reasonably foreseeable Litigation.

Given the significant numbers of partners and employees leaving and the fact that they no longer will be a resource for information about pending or reasonably foreseeable Litigation, please keep in mind your obligations with respect to notifying others about pending or reasonably foreseeable Litigation. If you make a report, or have made a report, to the Arthur Andersen LLP Legal Group about information described above, you also must tell all members of the relevant engagement team and any other relevant Arthur Andersen personnel to preserve and maintain documents related to that matter.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Kent Piper at 1-312-931 0503.

F-11

If you have any questions about the policy, please contact the Arthur Andersen LLP Legal Group at 1-312-507-9209.

F-12

Exhibit G – Released Restrictive Covenants from Partnership Agreement

[Article 26(A) ]...In recognition of the partners’ special relationship with the Firm and the fiduciary duties arising therefrom, and in acknowledgment that each partner will have obtained knowledge of Firm information during his membership in the Firm, each partner undertakes the following obligations which he confirms have been reasonably designed to protect the Firm’s legitimate business interests without unnecessarily or unreasonably restricting his professional opportunities in the event that he resigns, retires, or is removed as a member of the Firm:

* * *

(2)           Each partner shall not, for a period of eighteen (18) months following his resignation, retirement or removal from the Firm, for himself or as agent, partner or employee of any person, corporation or firm other than an Affiliated Firm, engage in the practice of professional services of the type provided by the Firm for:

(a)           any client of the Firm or of an Affiliated Firm for whom the partner performed services, as determined by the Administrator, or

(b)           any prospective client of the Firm or of an Affiliated Firm to whom the partner submitted, or assisted in the submission of, a proposal, during the eighteen (18) month period preceding his resignation, retirement, or removal.

(3)           Each partner shall not, at any time during which he is a partner of the Firm and for twelve (12) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, endeavor to solicit away from the Firm or an Affiliated Firm, or facilitate the solicitation away from the firm or an Affiliated Firm of, any client of the Firm or an Affiliated Firm.

(4)           Each partner shall not, at any time during which he is a partner of the Firm and for eighteen (18) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, induce away from the Firm or an Affiliated Firm, or facilitate the inducement away from the Firm or an Affiliated Firm of, any personnel of the Firm or an Affiliated Firm or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s or the Affiliated Firm’s interests and those of its clients of undivided loyalty.

G-1

Exhibit H - Released Restrictive Covenants from Andersen Worldwide Policies 12

35.3.1.     A retired partner may not, for 18 months following retirement, provide the same type of services provided by any Member Firm for:

•      Any client of any Member Firm for whom the retired partner performed services, as determined by the Managing Partner of the Member Firm from which he or she retired.

•      Any prospective client to whom the partner submitted or assisted in the submission of a proposal during the 18-month period preceding his or her retirement.

* * *

35.4.1.     Retired partners may not, for 12 months after retirement, whether for their own account or for the account of any other person, directly or indirectly solicit away any client of any Member Firm.  A client is any person or entity for whom the Firm or an affiliated firm performed professional services, or provided products within the 12 months immediately preceding retirement.  (Article 26 (A)2 and (D) of the Standard Partnership Agreement)

* * *

35.5.1.     Retired partners may not, for 18 months after retirement, whether for their own account or for the account of any other person, directly or indirectly:

•      Solicit away any personnel of any Member Firm.

•      Interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s interests and those of its clients with undivided loyalty.  (Article 26(A)4 of the Standard Partnership Agreement)

H-1

SEPARATION AGREEMENT – NATIONAL DIRECTORS

This Separation Agreement (this “Agreement”) is made as of this [       ] day of [                        ], 2002, by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“AA”), and [NAME OF NATIONAL DIRECTOR] (“National Director”).

WHEREAS, AA and LECG, LLC (“LECG”) have agreed by letter agreement (the “Letter Agreement”) to the terms of a separation of certain partners, participating principals and national directors, including National Director, from the existing Insurance Claims Practice and certain other portions of AA’s Value Solutions Unit;

WHEREAS, each of AA and National Director will derive substantial benefits from the transactions contemplated by the Letter Agreement;

WHEREAS, completing the transactions contemplated by the Letter Agreement at this time maximizes value for the benefit of AA, which benefit may not be realized without National Director separating from AA on the terms set forth in this Agreement and affiliating with LECG;

WHEREAS, the foregoing cannot be accomplished unless AA releases National Director as contemplated by Section 2 hereof, which Section includes, among other things, the release of National Director by AA from certain restrictive covenants set forth in the September 1, 2000 partnership agreement of AA, as amended (the “Partnership Agreement”); and

WHEREAS, AA has determined that as of the date of National Director’s separation from AA, his/her amounts owing to AA and certain other matters are as set forth on the determination statement attached hereto as Exhibit A (the “Determination Statement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AA and National Director hereby agree as follows:

1.             National Director hereby agrees as follows:

(a)           From and after the date of this Agreement National Director will no longer be a national director of and will have no further interest in AA. AA Holdings C.V., Andersen Worldwide Societe Cooperative (“AW”) or any affiliated firms or any of their respective assets or rights (including, without limitation, any inventions, writings or other intellectual property created by National Director or under National Director’s supervision as part of and during National Director’s association with any of the foregoing firms); provided, however, that, subject to AA’s determination under Section 1(b), National Director may receive certain retirement payments as contemplated under Section l(b).  National Director hereby acknowledges receipt of sufficient consideration in connection with this Agreement, including without limitation the consideration received under Section 2 hereof.

(b)           The Determination Statement describes accurately the amount owed by the National Director to AA (or by AA to the National Director, as applicable) as of the date hereof.  Except as otherwise referenced herein, National Director will not be entitled to receive any separation or other payments (including, without limitation, early retirement benefits and payments under the “Weinbach” schedule or “Measelle” policy; provided, however, that this sentence shall not apply to any assets in or benefits which are provided under any retirement plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended). National Director accepts and agrees that the aggregate amount of basic retirement benefits available to all of AA’s retirees may be limited (either to a set percentage of AA’s net income or otherwise) or may be entirely eliminated and that, in addition, such benefits with respect to National Director may be restructured, cancelled, reduced or delayed indefinitely, in each case all as determined by AA, which determination shall be in AA’s sole and absolute discretion and shall be final and conclusive. National Director and AA agree that National Director will not be entitled to any further payments of cash or property from AA pursuant to the Partnership Agreement (which is applicable to National Director to the extent provided in that certain Agreement with Participating Principals and National Directors (the form of which is attached hereto as Exhibit B) by and among AA and National Director) or otherwise. In consideration for (i) the distributions and/or payments to date and the payments referenced hereunder, (ii) any business assets of AA, such as business treatises or journals, allowed to be retained by National Director as part of the approved check out process and (iii) the other rights and obligations contained herein. National Director agrees to waive repayment of National Director’s subordinated loan as provided for in the Agreement with Participating Principals and National Directors.  Nothing in this Section 1(b) shall alter the legal status of National Director pursuant to the Agreement with Participating Principals and National Directors and other applicable organizational documents of AA, AW or its affiliates. Additionally, nothing in this Agreement shall constitute an admission by National Director that National Director is or ever has been a partner of AA.  AA agrees that in the event that, within six months of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section l(b) in connection with the sale of assets by AA that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section l(b), then, at the option of National Director, any such provision shall apply to National Director in lieu of this Section l(b).

(c)           National Director acknowledges and agrees that, except as provided herein, all terms of the Partnership Agreement that are applicable to National Director shall remain in full force and effect with respect to National Director after the date of this Agreement.

(d)           Except as may be required by the lawful order of a court or agency of competent jurisdiction or as provided in the Letter Agreement, National Director shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and any communication with counsel to AA or any special committee of AA or any work product of any such counsel) concerning AA, any of its affiliates or affiliated firms and/or any of their respective clients (unless the client consents otherwise) which was acquired by or disclosed to National Director during National Director’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms and shall not disclose the same, either directly or indirectly, to any other person, firm, or business entity or use it in any way. National Director represents that, except as contemplated by the Letter Agreement.  National

2

Director has returned to AA or its affiliates, affiliated firms or clients, as applicable, any and all records, documents, property, information, computer disks or other materials relating to the business of AA, any of its affiliates or affiliated firms and/or any of their respective clients obtained by National Director during the course of his/her employment by, association with or ownership of AA or any of its affiliates or affiliated firms, including without limitation all items of the type described on Exhibit C. Nothing in this Agreement, the Partnership Agreement or any other agreement or document by which National Director is bound to AA or its affiliates shall be construed so as to prevent National Director from using, in connection with membership in or association with LECG or any of its affiliates, knowledge which was acquired by National Director during National Director’s employment by, association with or ownership of AA or any of its affiliates or affiliated firms, and which is generally known to persons National Director’s experience.

(e)           National Director shall not disparage AA or any of its affiliated firms or any of their respective present or former partners, managers or employees (“AA Party”): provided, however, that this Section 1(e) shall not prevent National Director from (i) responding to comments made by any AA Party about National Director if National Director reasonably believes such comments were disparaging to National Director or (ii) making statements about an AA Party in connection with the defense of a claim made against National Director by a third party.

(f)            Notwithstanding anything to the contrary herein, National Director, on behalf of National Director, National Director’s heirs, administrators, estates, executors, personal representatives, successors and assigns, does hereby release and forever discharge AA, AW and their respective affiliated firms, and each of their respective assigns, past or present partners, officers, principals, directors, employees, agents, successors (whether at law, equity or otherwise), and affiliates (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation or liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, that National Director now has, may have ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred from the beginning of time up to and including the date hereof, including, without limitation, claims that in any way arise from or out of, are based upon or relate to National Director’s employment by, association with or ownership of AA or any of its affiliated firms, except (i) for claims arising out of AA’s obligations set forth in this Agreement and (ii) as provided in the second sentence of Section 1(g) hereof. It is understood and agreed that nothing herein shall be deemed to be a release of any person or entity other than the Released Parties. In addition, the release set forth in this Section 1(f) shall not be effective as to any other partner, participating principal, national director or other employee of AA who has not executed a release in favor of National Director that is substantially identical to the release set forth in this Section 1(f).  Nothing herein shall be deemed a release by LECG of any Released Persons or other person or entity.  AA agrees that in the event that, within six months of the date hereof, any partner, participating principal or national director enters into a provision with AA corresponding to this Section 1(f) that contains terms that are more favorable to such partner, participating principal or national director than the comparable terms of this Section 1(f), then, at

3

the option of National Director, any such provision shall apply to National Director in lieu of this Section 1(f).

(g)           Notwithstanding anything in this Section 1 to the contrary, National Director shall comply with continuing obligations under the Partnership Agreement and other organizational document(s) of AA as presently in effect and binding on former national directors, including, without limitation, restrictions on future activities (except as specifically released herein).  It is understood and agreed that this Agreement does not waive, modify, release or otherwise affect any rights, obligations, claims or defenses under any loan which National Director may have originally entered into with Andersen Financial Corporation or other affiliate of AA.

(h)           National Director shall use his/her best efforts on behalf of AA to effect collections for work-in-progress and accounts receivable owed to AA by AA clients for which National Director had billing or collections authority (“National Director Clients”); provided, that, “best efforts” shall not require National Director to expend National Director’s funds to effect such collections. National Director represents and warrants to AA that attached hereto as Exhibit D is an accurate and complete list of all in-process engagements with respect to National Director Clients for which fees take into account any factors in addition to professional time expended on the engagement.

(i)            National Director shall cooperate reasonably with AA in connection with any claim or actual or threatened investigation, litigation or proceeding relating to AA or any of its affiliated firms (“Litigation”) and, if requested by AA, to act as a witness in connection with any such Litigation, all without any compensation but with reimbursement for reasonable, documented, out-of-pocket expenses incurred as a result of specific requests for cooperation by AA.  AA will defend at its expense any Litigation (i) against National Director involving National Director’s activities while a national director of AA that were undertaken by National Director on AA’s behalf in accordance with National Director’s responsibilities to AA or (ii) against AA that also includes National Director as a defendant and that does not involve any claim with respect to which National Director did not act in accordance with National Director’s responsibilities to AA.

(j)            National Director agrees to cooperate reasonably with AA in connection with the appropriate handling of files and property of AA with which National Director was involved, all in accordance with the procedures set forth on Exhibit E.

(k)           National Director represents and warrants to AA that to National Director’s knowledge:

(i)            Since January 10, 2002, National Director has (x) not caused the destruction of any documents in contravention of the document retention policy of AA attached hereto as Exhibit F and (y) in all cases where National Director has informed AA’s legal department of a pending litigation, investigation, or inquiry or facts making litigation, investigation, or inquiry reasonably foreseeable. National Director has also informed all AA employees who worked on the relevant matter of AA’s document retention policies and the need to preserve documents related to pending or reasonably foreseeable litigation, investigation, or inquiry.

4

(ii)           Since April 30, 2001, National Director has complied in all respects with all requests made to National Director by both inside and outside counsel to AA to retain documents and, when requested by such counsel, has delivered such documents to such counsel.

(l)            National Director agrees that all notices to National Director with respect to this Agreement shall be sent to National Director to the home address, or via the email address, indicated under National Director’s name on the signature page hereto. National Director further agrees that in the event that National Director’s home address, email address and/or home phone number change subsequent to the date of this Agreement. National Director shall, as soon as reasonably practicable thereafter, provide AA with written notice of such change.

2.             AA hereby agrees to National Director’s affiliation with LECG and hereby releases National Director from (i) those restrictive covenants set forth in (x) Article 26(A)(2), Article 26(A)(3) and Article 26(A)(4) of the Partnership Agreement (the text of such Articles is attached hereto as Exhibit G) and (y) the corresponding restrictive covenants set forth in Sections 35.3.1, 35.4.1 and 35.5.1 of Andersen Worldwide Policies 12 (the text of such Sections is attached hereto as Exhibit H) and (ii) all other non-compete,. non-solicitation and other restrictive covenants applicable to National Director in the Partnership Agreement or any other organizational document of AA, AW or any of their respective affiliated firms. Concurrently with the execution hereof, AA waives the ninety (90) day notice requirement set forth in Article 10(A) of the Partnership Agreement.

3.             Notwithstanding anything to the contrary contained herein, National Director expressly acknowledges and agrees that (a) in no event shall the Administrator of AA, any member of the Administrative Board of AA, any directors, officers, managers, partners, participating principals, national directors or similar persons of AA or any of their respective agents or representatives (collectively, the “Covered Persons”) have any personal liability with respect to AA’s obligations hereunder and (b) no Covered Person shall be obligated to make, and no Covered Person in fact will make, any capital contribution or other payment of any kind to AA in order for AA to satisfy its obligations hereunder.

4              This Agreement shall be governed by Illinois law without giving effect to principles of conflicts of law.  Any and all disputes arising under this Agreement and the transactions contemplated herein shall be governed by Article 39 (“Arbitration”) of the Partnership Agreement, and such provision (as modified as necessary to conform to the language and terms hereof) is hereby incorporated by reference herein for such purpose.

5.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

6.             From time to time after the date hereof, at the request of either party hereto, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

7.             The parties hereto agree that LECG shall be a third party beneficiary of Section l(d), the penultimate sentence of Section 1(f), Section 2 and this Section 7, but for no other purpose.

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Its:

[Name]

Home Address:

Email Address:

Home Phone Number:

6

Exhibit A – Determination Statement

Determination Statement for National Director is attached hereto.

A-1

Exhibit B – Form of Agreement with Participating
Principals and National Directors

ARTHUR ANDERSEN LLP

AGREEMENT WITH PARTICIPATING PRINCIPALS
AND NATIONAL DIRECTORS

THIS AGREEMENT, made between Arthur Andersen LLP, a limited liability partnership organized and existing under the laws of the State of Illinois (hereinafter referred to as the “Firm”), and the individuals listed on Attachment I hereto (hereinafter referred to as “participating principals” and “national directors”) jointly and severally.

WITNESSETH

1.                                       The individuals listed on Attachment I hereby agree to provide basic loans to the Firm, in accordance with instructions given by the Firm, of the amounts set forth opposite their names on the attached Appendix “B.”  The loans to the Firm shall not be reduced by reason of losses of the Firm but are subordinate to all claims of both secured and unsecured creditors of the Firm.

Effective as of the Effective Date (as defined below), and continuing until there shall have been an increase or decrease in the number of units of participation reserved pursuant to Paragraph 5 or until this Agreement is terminated or modified, each participating principal shall be entitled to receive as compensation a proportionate share of the net income of the Firm equal to that proportion of number of units of participation reserved for him or her bears to the total units of participation of partners, participating principals, and overseas representatives of the Firm outstanding or reserved, during fiscal years of the Firm commencing on or after the Effective Date, or such lesser proportion as shall be appropriate for a period of less than twelve months.

The participating principals shall have the right to draw against their compensation for any fiscal year in monthly installments in accordance with the plan and procedure applicable to the partners, except that such drawings shall be based upon the respective number of units reserved for the participating principals.  Each national director shall receive their compensation in semi-monthly installments as determined by the Firm.

None of the participating principals or national directors shall be required to contribute to or share in any net losses of the Firm unless and until admitted into the Firm as a partner or national partner and then only from the effective date of such admission.

The participating principals and national directors shall perform such duties as shall be assigned to them by the Firm. They shall not be, nor he held out or represented to be, partners or national partners, but in their relations with the partners and national partners, they shall have the same status, rights and obligations as though they were in fact partners or national partners, except that where any action is provided for in the Partnership Agreement of the Firm by some or all of the partners and national partners, it is understood and agreed that while such action may be taken in similar manner with respect to the participating principals and national directors, for the purpose of taking any such action, the participating principals and national directors shall not

B-1

be considered as partners or national partners respectively who must or may join in taking such action.  Nevertheless, the participating principals and national directors will be bound by the action taken by the partners and national partners to the extent such action is not contrary to the provisions of this Agreement. Further, election by the Administrative Board and ratification by the partners and national partners of a participating principal or national director to membership on the Administrative Board, or election or appointment to any committee of the Firm, shall not thereby make such participating principal or national director, a partner or national partner.

During the term of this Agreement, except as otherwise provided, the participating principals and national directors hereby expressly assume and agree to discharge all of the covenants and obligations of the Firm in a like manner as though they were partners or national partners, respectively.

2                                          The Firm has reserved and agrees to hold available for the participating principals during the term of this Agreement, units of participation in accordance with the applicable Firm policies. Such units shall be awarded to a participating principal if he or she is admitted to the Firm as a partner, subject only to his or her having paid either in cash or notes acceptable to the Firm all contributions to capital which may be required of him or her.

3.                                       The Firm, as to any one or all of the participating principals and national directors, and any one of the participating principals and national directors as to himself or herself, may terminate this Agreement in the same manner and with the same effect as provided in the Partnership Agreement of the Firm pertaining to partners or national partners.

4.                                       The terms of the Partnership Agreement of the Firm as in effect on the Effective Date, together with any amendments to it which may thereafter be adopted by the partners, are incorporated herein by reference and are specifically made applicable to participating principals (as if they were partners) and to national directors (as if they were national partners), except to the extent that any provision therein may be inconsistent with the status of a participating principal or national director or with this Agreement.

5.                                       It is understood that the units of participation in the Firm, outstanding and/or reserved in respect of participating principals, may be increased or decreased from time to time and that the making of this Agreement shall not restrict such acts or any changes in or amendments of any character to the Partnership Agreement of the Firm.

6.                                       The participating principals and national directors agree that with respect to all computations required to be made hereunder, they and their heirs, executors, administrators, beneficiaries and assigns shall be bound by and accept any determination made by the Administrator of the Firm.

7.                                       This Agreement supersedes all prior agreements between the Firm and any of the participating principals and national directors with respect to the same subject matter of this Agreement and such prior agreements shall be deemed terminated.

B-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below, with effect in respect of each individual listed on Attachment I hereto as of the effective date such individual has been admitted to the Firm as a Participating Principal or National Director (the “Effective Date”).

B-3

Exhibit C – Description of Property

C-1

Exhibit D – Alternative Fee Arrangements

[Provide list of contingency payments associated with National Director]

D-1

Exhibit E – Partner Check-Out Procedures

D-1

Exhibit F – Document Retention Policy

Interim Document Management Policy

Following is the Interim Document Management Policy, as established on January 10, 2002, and including revisions through April 30, 2002. Any questions about the policy should be directed to the Legal Group at 1-312-507-9209.

Revisions for retention and deletion of documents — April 2002

The revisions to the Interim Document Management Policy are as follows:

You may now delete documents of all kinds that you have created on the network, including documents in your Lotus Notes e-mail database, provided that you are not required to preserve such documents under the Interim Document Management Policy because of their relevance to pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

As noted in previous communications, documents that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

When you save and back up your documents, the firm’s systems will automatically retain a copy of any deleted documents so you are not at risk in the event of documents becoming relevant in the future.

You still must retain every document that is created in the future if it may be relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

Note: If you have a local replica of your e-mail database:

•                  You must make sure to regularly replicate between your local e-mail database and your e-mail database on the network.

•                  Do NOT refresh the design of your local e-mail database. If you have problems with your local e-mail database, please contact your local Notes administrator or local technology support desk.

•                  If you have selected the Remove documents not modified in the last: XX days in the Replication Settings dialog box on your e-mail database, it must not be set to less than 14 days.  The graphic below illustrates a mail file set to remove documents not modified in the last 14 days. If you have any questions about this setting, please contact your local Notes administrator or local technology support desk.

You may now also dispose of various hard copies of materials that you previously were required to keep. You may dispose only of items that are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry proceeding or other dispute. In addition, if any such materials contain notations, those materials must be preserved.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

The following is a list of categories of materials that may be disposed of in accordance with these restrictions:

1.                                       Andersen employee materials such as benefits packages, reference binders for personnel issues, training materials, phone directories, Andersen publications, business cards, industry magazines, promotional materials, reference materials, textbooks;

2.                                       Employee time reports (if they are hard copies of information preserved on the computer systems);

3.                                       Lotus Notes, memos, Excel sheets and PowerPoint presentations (if they are hard copies of information preserved on the computer systems);

4.                                       10-Ks, S-ls, S-8s and financial statements (if they are extra copies of materials that are preserved both in hard copy and on the computer systems);

5.                                       Billing information such as computer printouts of time billed to a client and billing status of a given project (if they are hard copies of information preserved on the computer systems);

6.                                       General client information such as client proposals and background information about clients;

7.                                       Copies of materials that are contained in client engagement files (except that if they contain notations, such materials must be preserved);

8.                                       CDs, computer discs and other general electronic files as long as the contents have been saved and backed up on the computer systems;

9.                                       Tax return preparation software (non-client specific);

10.                                 Extra copies of prior year tax returns (if other copies are maintained in the engagement files);

11.                                 Drafts of financial statements and tax returns (if the final version of these items are maintained in the engagement files).

Note: Do not dispose of any phone message slips or documents with any handwritten notations.  These items will be collected and retained.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-2l2-708-6230.

As a final point, please note that all US ABA partners, principals, managers and seniors received US ABA Bulletin 02-10, dated April 15, 2002, which announced significant revisions to the firm’s audit working paper archiving policy.  That memo remains in effect with the following clarification: For work-related materials that are not specific to an engagement, apply the guidelines described above. Any questions about the audit working paper archiving policy should be directed to your ABA practice director or the Professional Standards Group.

Revisions for retention and deletion of documents — March 2002

The revisions are as follows:

•                  No document can be printed without first being saved. This is to ensure that a copy of all relevant data is retained properly. This applies to documents in all operating systems and software programs.

•                  Document(s) saved to your hard drive can be deleted only after all of the following steps have been completed:

1.                                       You have saved the document(s) on your hard drive under either the Data directory (for Windows 95 users) or the My Documents directory (for Windows 2000 users)

2.                                       You have connected your computer to the Andersen network.

3.                                       You have successfully backed up the document(s) by copying it to the network, or by using the automatic backup program Connected TLM. For any questions related to backing up document(s) on your hard drive, please contact your local help desk.

4.                                       You have waited 48 hours from the completion of that successful backup. This is to ensure that the technologies that back up all Andersen data on the network have completed necessary operations.

•                  No documents can be saved to what is called the “system” volume (SYS) of our network file servers. This should not affect the way you work, but you need to be aware of this restriction.

Software programs allow you to save documents to the location of your choice, including network file servers such as the “J” drive. The network file servers are structured into data volumes, such as VOL1, VOL2, etc., where software programs and documents are stored. The SYS volume contains the files and data that run the server. The SYS volume must be kept free of user documents so that we can perform routine maintenance and keep the file servers and network operating properly.

Please remember that the Interim Document Management Policy requires that you retain any document, including e-mail, that could be relevant in actual or potential legal or regulatory proceedings. It also requires that you retain every work-related document that existed as of January 10, 2002, when the interim policy was established.

January 2002

(Superseding AABU Policy Statement 760)

I.  Documents Currently in Existence: Retain Everything

A. You must retain every work-related document that is currently in existence. (See definition of “documents,” Section III, infra)

1. This means that for the time being you must not destroy or discard any work-related documents in the possession of Andersen or any Andersen employees.

2. As further explained below, this directive includes electronic documents. Thus, you may not delete anything that currently exists on your computer, including any e-mails.

II.  Requirement for Retention of Documents Created in the Future

A. In addition to work papers, correspondence, client-prepared schedules and other documents that you normally retain as part of central engagement files, you must retain every document that is created in the future if you believe that document might possibly be relevant to any actual or potential litigation, investigation, inquiry, proceeding, or other dispute.

1. Be over-inclusive: If a question crosses your mind about whether to retain a document, retain it.

2. If you have questions about this aspect of the policy, call the Legal Group in Chicago at 312-507-9209.

III.  Definition of “Document”

A. For purposes of this policy, the word “document” has an intentionally broad definition. More specifically, “document” means;

1. any record or other tangible form of expression, whether an original or a copy, and however created, produced or stored (manually, mechanically, electronically or otherwise), including but not limited to: books, papers, files, notes, correspondence, messages, memoranda, reports, work papers, electronic mail messages, telephone logs, records of conversations or meetings, account statements, confirmations, contracts, agreements, reports, studies, summaries, charts, computer printouts, diaries, calendars, bank statements, invoices, bills, records of billings, checks, wire transfers, drafts for money, records of payment, magnetic tape, tape recordings, disks, diskettes, disk packs, and other electronic media, microfilm, microfiche, and storage devices. (this does not include Octels and voice mail messages)

2. and all drafts, alterations, and modifications, changes or amendments of the foregoing.

a. Again, be over-inclusive. If you are not sure whether something is a “document,” treat it as if it is a document.

b. Also, this means that “drafts” are “documents.”

Andersen Worldwide SC

May 3, 2002

Further clarification - Interim Document Management Policy

•                  Additional guidance on disposal of hard copy materials with notations

Andrew Pincus

General Counsel

Dan Nottke

Managing Partner, Global Technology Organization

We want to inform you of further guidance pertaining to our Interim Document Management Policy. These clarifications should help you better manage your disposal of various hard copy materials and reduce costs for the firm. Former US Senator John Danforth’s firm, Bryan Cave, has approved the changes announced below.

Consistent with the notice issued last week, the clarifications noted below should continue to ease the burden of the Interim Document Management Policy on you and the firm without compromising the integrity of important principles of document preservation. They allow you to delete / dispose of some materials and documents as described below.

These changes apply to all Andersen personnel worldwide and are effective immediately. We realize that many of you are in deals or working on deals to move to a new firm. We remind you that as long as you are part of the Andersen network of firms or have possession of Andersen documents, you need to abide by the Andersen policies for document retention. The Interim Document Management Policy has been revised on our intranet to incorporate these revisions and other guidance to date. We encourage you to read the policy in full on the intranet.

The additional clarifications to the Interim Document Management Policy are as follows:

•                  Phone messages and documents with notations

You may dispose of phone messages and copies of materials (e.g. contracts, reports, financial statements) with notations that you previously were required to keep as long as:

1.               they are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute (by “any” we mean matters that involve Andersen, an Andersen client, or any other matter where Andersen possess relevant documents);

2.               they are not related in any way to Enron:

3.               they are not related in any way to either the Professional Standards Group (PSG) or to the Firm’s General Counsel (or any attorneys that are part of that functional area) for the period from 8/1/01 through 11/15/01.

Hard copies that must be retained include those related to Enron. Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

Materials that have been cleared for disposal and which are confidential or proprietary should be accumulated for shredding rather than discarded in the regular office trash collection and disposal process.

Any questions about disposal of hard copy materials should he directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

If you have any questions about the Interim Document Management Policy, please contact the Legal Group at 1-312-507-9209.

To: All US partners and personnel

Because this document has been retained centrally, you may delete it from your e-mail under the Interim Document Management Policy.

May 23, 2002

Revised Document Management Policy: Effective May 23, 2002

Arthur Andersen LLP Legal Group

In January, we initiated a formal review of our document management and retention policies Former US Senator John Danforth’s firm. Bryan Cave, has participated in this process, advising on and approving the interim policy changes that have been provided to you over the past several months

This revised Document Management policy supersedes the Interim Document Management Policy with respect to client engagement information in hardcopy form. It also outlines the policy for management of client information, in both hardcopy and electronic form, in the event of pending or reasonably foreseeable litigation.  These requirements apply, with immediate effect, to all partners and employees in the United States.

Given that many of you are or soon will be transitioning to new organizations and work environments, it is vital that you adhere to these policies in making arrangements for the retention or disposal of documents in your possession.

Policy for hardcopy client engagement information

Policy Statement 760 (Practice Administration: Client Engagement Information — Organization, Retention and Destruction) and other policies developed in accordance with PS 760. include provisions for the retention and disposal of both hardcopy and electronic client engagement information. The provisions in PS 760 and related policies with respect to hardcopy client information now apply to all documents created both before and after January 10, 2002. For your reference, a copy of PS 760 is available on the intranet.

One of the related policies that provides summary guidelines for retention of internal accounting records is the Accounting Record Retention Schedule, included in Appendices E-1 and E-2 of the Accounting Procedures Manual. This includes document retention guidance for current and obsolete office records, including client receivables, unbilled services, lee statistics, and other information.

You should maintain and dispose of applicable hardcopy documents in accordance with those provisions, unless the documents are related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations, or disputes involving Arthur Andersen. Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters. If you have possession of any such documents, you must preserve them until further notice. This is described in more detail later in this note

PS 760 protects the confidentiality and provides for the proper management of client engagement information.  It applies to the following types of client documents

Service Line	Type of Material	Retention Period
ABA - Financial Statement Assurance

Client File (a)/Engagement Knowledge Base/CAF (purged annually of superseded or non-relevant documents)

Audit Workpapers/Central File Office copies of reports and financial statements (d)Filings with Government agencies which include (physically or by reference) our reports, such as 10K’s and Registration Statements filed with SEC

Permanently (e) Six Years Permanently (e) Permanently (e)
ABA - Business Risk Consulting and Advisory	Central File, including Working Papers	When no longer useful or needed to support an opinion. Maximum of Six years (f)
	Office Copies of Reports (d)	Permanently (e)
ABA - AA Process Solutions	Central File, including working papers (Enterprise Center Clients)	Six years (f)

Office Copies of Reports and Financial Statements Filings with Government Agencies which include (physically or by reference) our reports, such as 10Ks and Registration statements filed with SEC CAFs
Project File Documentation, including:

Permanently (e)

•  SMART documentation and risk management action plans
•  Job Arrangement Letter or Contract with appropriate terms

•  Contract change orders

•  Project work plans

•  Engagement QA partner review documentation

•  Project memoranda related to client discussions of issues/problems and resolution

•  Supporting schedules, simulations, models, or other documentation that underlie final recommendations made or end products delivered

Permanently (e)
	• Client satisfaction documentation and survey forms	Six years (b)

Service Line	Type of Material	Retention Period
TLBA-Tax and Business Advisory	Central File, including all Working Papers	Six years (f)
	Income Tax Returns	Six years (f)
	Tax Basis Studies	Permanently (e)

	Earnings and Profits Studies	Permanently (e)
	Estate Planning Studies	Permanently (e)
	Estate and Gift Tax Returns	Permanently (e)
	Office Copies of Attest Reports, including Third-Party Tax Opinions and Reports on Prospective Financial Information	Permanently (e)
	Continuing Tax Files (including all documents that have continuing importance)	Permanently (e)
TLBA - Legal	Central File, including Working Papers	Customs and practices of legal profession in each country. The policy should be determined by the Head of Legal Services and approved by the Area Practice Director of Legal Services.

	Office Copy of Report or Other Deliverable (d)	Permanently (e)
BC

Project File Documentation

•  Risk SMART documentation and risk management action plans

•  Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA

•  Contract change orders

•  Project work plans

•  Engagement QA partner review documentation

•  Project status meetings

•  Project memoranda related to client discussions of issues/problems and resolution

•  Supporting schedules, electronic simulations or models, and other documentation that underlie final recommendations made or end products delivered

•  Client satisfaction documentation and survey forms

Six Years (b)
	• Office Copy of Final Report or Other Deliverable (d)	Permanently (e)

Service Line	Type of Material	Retention Period
Complex Claims & Events (Litigation Support)

Project File Documentation, including:
•  Documentation to support that an adequate conflict search was performed

•  Risk SMART documentation

•  Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA

•  Contract change orders

•  AP-150, including sign-off by engagement QA partner

•  Client satisfaction documentation and survey forms

•  Retention of specific supporting schedules are required by (i) Class Action Settlement Assistance, (ii) Insurance Insolvency Consulting and (iii) FEHB Settlement Negotiations. Contact the respective service line leader for more information

Six Years (b)

	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)
Federal Government Contacts Consulting

In addition to the guidelines, provided for BC, contracts with the U.S. Government require the retention of certain documentation pursuant to Federal guidelines.  Contact the Office of Government Services (OGS) for more information

As directed by OGS
Other Service Lines	Central File, including Working Papers	Six Years (b)
	Office Copies of Reports (d)	Permanently (e)

THESE NOTES ARE IMPORTANT - PLEASE READ

(a)  The client file is a continuously updated file and includes the reports to support the accept/retain decision. EXCEED, Understanding the Business, Assess Client Risk Controls and Determining and Managing Residual Risk Processes. Per Section 2 of AOP, the engagement team must retain certain reports from the client file in the current year workpapers; retention of other reports is optional.

(b)  Six years from the date of the financial statements covered by an audit report or supplemental reports, or the date of issue of special reports on prospective financial information, or other deliverables

(c)  The Office/Country Managing Partner, in consultation with the Global Risk Management Group, may choose to extend the period, it appropriate. In no circumstances, however, should the retention period be lessened.

(d)  If our arrangement letter with the client includes legal liability limitation language, such letter should be included with the office copy of our report.

(e)  As described in Section 4 of AABU Policy statement No. 760, these items do not need to be retained permanently for lost clients. These items should be retained for six years after loss of client rather than permanently.

(f)  Six years from the year-end of the relevant return unless a longer period is required by local law. However, if a return is under examination or in dispute, the relevant information should not be destroyed until final resolution or settlement.

Departing partners, managers and staff should follow the guidance provided by their solution segment leaders and practice directors regarding the collection and storage of engagement specific documents.  Materials that have been cleared for disposal should be accumulated for cremation, shredding, mulching or pulping, whichever is most cost effective.  Where available, commercial facilities that are bonded and provide proof of destruction should be used for disposal of hardcopy client engagement information. PS 760. Section 4.5.2 provides guidelines and processes for the disposal of hardcopy working paper files.

The Interim Document Retention Policy — updated on April 29, 2002, to allow for deletion of electronic documents under appropriate circumstances — remains in effect with respect to retaining and disposing of electronic client documents. An updated copy of the Interim Document Retention Policy is available on the intranet. In brief, if you save and properly back up any electronic document, you may delete it from your PC or laptop, unless it falls within the Litigation restrictions set out below.

Document management in the event of pending or foreseeable litigation

If you possess any client documents — hardcopy or electronic — related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations or disputes involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters (referred to as “Litigation”), you must preserve them until further notice.

In particular, you cannot dispose of any documents related to Enron, Global Crossing, Worldcom, Asia Pulp & Paper, Peregrine Systems or tax shelters. In deciding whether to dispose of any document, err on the side of caution.  If there is any doubt as to whether it is appropriate to dispose of a document, either retain the document or contact the Arthur Andersen LLP Legal Group at 312-507-9209 to determine whether the document or category of documents is related to pending or reasonably foreseeable Litigation

If any of the following situations occurs or has occurred, do not dispose of any documents related to that matter:

•                     You have been contacted by someone at Arthur Andersen or outside counsel for Arthur Andersen to provide documents related to pending Litigation,

•                     You have been notified by the engagement partner or another Arthur Andersen employee that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation, or

•                     You become aware of information that leads you to believe that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation

Policy Statement 780 (Practice Administration Notification of Threaleneo or Actual Litigation, Governmental or Professional Investigations, Receipt of a Subpoena, or Other Requests for Documents or Testimony, Formal or Informal) and other directives from Arthur Andersen address the procedures to be followed when an Arthur Andersen partner or employee becomes aware of information that suggests it is reasonably foreseeable that Arthur Andersen, one of Arthur Andersen’s clients or a third party will be the subject of Litigation about which Arthur Andersen has information.  In these situations, you are required to.

•                     Report that information to the Arthur Andersen LLP Legal Group, and

•                     Retain and preserve every document that is relevant to the matter that is the subject of the pending or reasonably foreseeable Litigation.

Given the significant numbers of partners and employees leaving and the fact that they no longer will be a resource for information about pending or reasonably foreseeable Litigation, please keep in mind your obligations with respect to notifying others about pending or reasonably foreseeable Litigation. If you make a report, or have made a report, to the Arthur Andersen LLP Legal Group about information described above, you also must tell all members of the relevant engagement team and any other relevant Arthur Andersen personnel to preserve and maintain documents related to that matter.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Kent Piper at 1-312-931-0503.

If you have any questions about the policy, please contact the Arthur Andersen LLP Legal Group at 1-312-507-9209.

Exhibit G – Released Restrictive Covenants from Partnership Agreement

[Article 26(A)]...In recognition of the partners’ special relationship with the Firm and the fiduciary duties arising therefrom, and in acknowledgment that each partner will have obtained knowledge of Firm information during his membership in the Firm, each partner undertakes the following obligations which he confirms have been reasonably designed to protect the Firm’s legitimate business interests without unnecessarily or unreasonably restricting his professional opportunities in the event that he resigns, retires, or is removed as a member of the Firm:

* * *

(2)                                  Each partner shall not, for a period of eighteen (18) months following his resignation, retirement or removal from the Firm, for himself or as agent, partner or employee of any person, corporation or firm other than an Affiliated Firm, engage in the practice of professional services of the type provided by the Firm for:

(a)                                  any client of the Firm or of an Affiliated Firm for whom the partner performed services, as determined by the Administrator, or

(b)                                 any prospective client of the Firm or of an Affiliated Firm to whom the partner submitted, or assisted in the submission of, a proposal, during the eighteen (18) month period preceding his resignation, retirement, or removal.

(3)                                  Each partner shall not, at any time during which he is a partner of the Firm and for twelve (12) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, endeavor to solicit away from the Firm or an Affiliated Firm, or facilitate the solicitation away from the Firm or an Affiliated Firm of, any client of the Firm or an Affiliated Firm.

(4)                                  Each partner shall not, at any time during which he is a partner of the Firm and for eighteen (18) months after his resignation, retirement or removal from the Firm, whether for his own account or for the account of any person other than an Affiliated Firm, directly or indirectly, induce away from the Firm or an Affiliated Firm, or facilitate the inducement away from the Firm or an Affiliated Firm of, any personnel of the Firm or an Affiliated Firm or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s or the Affiliated Firm’s interests and those of its clients of undivided loyalty.

G-1

Exhibit H – Released Restrictive Covenants from Andersen Worldwide Policies 12

35.3.1.  A retired partner may not, for 18 months following retirement, provide the same type of services provided by any Member Firm for:

•           Any client of any Member Firm for whom the retired partner performed services, as determined by the Managing Partner of the Member Firm from which he or she retired.

•           Any prospective client to whom the partner submitted or assisted in the submission of a proposal during the 18-month period preceding his or her retirement.

* * *

35.4.1  Retired partners may not, for 12 months after retirement, whether for their own account or for the account of any other person, directly or indirectly solicit away any client of any Member Firm.  A client is any person or entity for whom the Firm or an affiliated firm performed professional services, or provided products within the 12 months immediately preceding retirement. (Article 26 (A)2 and (D) of the Standard Partnership Agreement)

* * *

35.5.1. Retired partners may not for 18 months after retirement, whether for their own account or for the account of any other person, directly or indirectly:

•           Solicit away any personnel of any Member Firm.

•           Interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the Firm’s interests and those of its clients with undivided loyalty. (Article 26(A)4 of the Standard Partnership Agreement)

H-1

EXHIBIT A-2

FORM OF TERMINATION OF NON-COMPETE AGREEMENT

TERMINATION OF NON-COMPETE AGREEMENT

This Termination of Non-Compete Agreement (this “Agreement”) is made as of this [         ] day of [                             ], 2002, by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“AA”), and [NAME OF MANAGER/PRINCIPAL] (“Employee”).

WHEREAS, AA and LECG, LLC (“LECG”) have agreed by letter agreement (the “Letter Agreement”) to the terms of a separation of certain principals and managers, including Employee, from the existing Insurance Claims Practice and certain other portions of AA’s Value Solutions Unit;

WHEREAS, each of AA and Employee will derive substantial benefits from the transactions contemplated by the Letter Agreement;

WHEREAS, completing the transactions contemplated by the Letter Agreement at this time maximizes value for the benefit of AA, which benefit may not be realized without Employee separating from AA on the terms set forth in this Agreement and affiliating with LECG; and

WHEREAS, the foregoing cannot be accomplished unless AA releases Employee from the bonding covenants in the document entitled “Noncompete Provisions” that has been executed by Employee, the form of which is attached hereto as Exhibit A (the “Noncompete Document”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AA and Employee hereby agree as follows:

1.                                       Employee hereby agrees as follows:

(a)                                  Effective as of the date hereof, Employee hereby resigns his or her employment by AA and/or any of its affiliates or affiliated firms.

(b)                                 Except as may be required by the lawful order of a court or agency of competent jurisdiction or as provided in the Letter Agreement, Employee agrees that Employee will preserve as confidential all trade secrets and confidential knowledge, data or other proprietary information relating to products, processes, know-how, design, mask works, formulas, test data, computer programs and databases and other original works of authorship, consumer lists, business plans, marketing plans and strategies and pricing strategies or other subject matters pertaining to any business of AA, any of its affiliates or affiliated firms, or any of their respective clients, customers, consultants, licensees or affiliates. Employee represents that, except as contemplated by the Letter Agreement, Employee has returned to AA or its affiliates, affiliated firms or clients, as applicable, (i) computer software in any form or medium belonging to AA or its affiliates, affiliated firms or clients: (ii) any information or materials intended to be of a confidential nature and in any way pertaining to any of the computer software products of

AA or its affiliates, affiliated firms or clients; (iii) any information or materials intended to be of a confidential nature obtained during the course of Employee’s employment by or association with AA or any of its affiliates or affiliated firms: and (iv) any records, document, data, laboratory sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment or other property belonging to AA or its affiliates, affiliated firms or clients. Employee further represents that (i) Employee has complied with and will continue to comply with all the terms of AA’s Personnel Reference Database relating to Employee’s obligations to protect the confidential nature of the materials and information described in this Section l(b), (ii) Employee has read and understood Employee’s obligations stated in AA’s Personnel Reference Database shortly after the commencement of Employee’s employment by or association with AA or any of its affiliates or affiliated firms, and Employee hereby reaffirms having read and understood such obligations and (iii) Employee has fully and completely reported to AA any inventions and original works of authorship, conceived or made by Employee (solely or jointly with others), during the course of Employee’s employment by or association with AA or any of its affiliates or affiliated firms, to which AA retains all rights of ownership. Nothing in this Agreement or any other agreement or document by which Employee is bound to AA or its affiliates shall be construed so as to prevent Employee from using, in connection with employment by or association with LECG or any of its affiliates, knowledge which was acquired by Employee during Employee’s employment by or association with AA or any of its affiliates or affiliated firms, and which is generally known to persons of Employee’s experience.

(c)                                       Employee shall not disparage AA or any of its affiliated firms or any of their respective present or former partners, managers or employees (“AA Party”); provided, however, that this Section l(c) shall not prevent Employee from (i) responding to comments made by any AA Party about Employee if Employee reasonably believes such comments were disparaging to Employee or (ii) making statements about an AA Party in connection with the defense of a claim made against Employee by a third party.

(d)                                      Notwithstanding anything to the contrary herein, Employee, on behalf of Employee, Employee’s heirs, administrators, estates, executors, personal representatives, successors and assigns, does hereby release and forever discharge AA. Andersen Worldwide Societe Cooperative (“AW”) and their respective affiliated firms, and each of their respective assigns, past or present partners, officers, principals, directors, employees, agents, successors (whether at law, equity or otherwise), and affiliates (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation or liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise, that Employee now has, may have ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred from the beginning of time up to and including the date hereof, including, without limitation, claims that in any way arise from or out of, are based upon or relate to Employee’s employment by, association with or compensation from AA or any of its affiliated firms, except for claims (i) arising out of AA’s obligations set forth in this Agreement or (ii) for any accrued and unpaid salary or other employee benefit or compensation owing to Employee as of the date hereof.  It is understood and agreed that nothing herein shall be deemed to be a release of any person or entity other than the Released Parties. Nothing herein shall be deemed a release by LECG of any Released Persons or other person or

2

entity. AA agrees that in the event that, within six months of the date hereof, any principal or manager enters into a provision with AA corresponding to this Section l(d) that contains terms that are more favorable to such principal or manager than the comparable terms of this Section l(d), then, at the option of Employee, any such provision shall apply to Employee in lieu of this Section l(d).

(e)                                       Notwithstanding anything in this Section 1 to the contrary, Employee shall comply with any obligations under the Noncompete Document that continue after giving effect to Section 2 hereof.

(f)                                         Employee shall cooperate reasonably with AA in connection with any claim or actual or threatened investigation, litigation or proceeding relating to AA or any of its affiliated firms (“Litigation”) and, if requested by AA, to act as a witness in connection with any such Litigation, all without any compensation but with reimbursement for reasonable, documented, out-of-pocket expenses incurred as a result of specific requests for cooperation by AA.

(g)                                      Employee agrees to cooperate reasonably with AA in connection with the appropriate handling of files and property of AA with which Employee was involved.

(h)                                      Employee represents and warrants to AA that to Employee’s knowledge:

(i)                                     Since January 10, 2002, Employee has (x) not caused the destruction of any documents in contravention of the document retention policy of AA attached hereto as Exhibit B and (y) in all cases where Employee has informed AA’s legal department of a pending litigation, investigation, or inquiry or facts making litigation, investigation, or inquiry reasonably foreseeable. Employee has also informed all AA employees who worked on the relevant matter of AA’s document retention policies and the need to preserve documents related to pending or reasonably foreseeable litigation, investigation, or inquiry.

(ii)                                  Since April 30, 2001, Employee has complied in all respects with all requests made to Employee by both inside and outside counsel to AA to retain documents and, when requested by such counsel, has delivered such documents to such counsel.

(i)                                     Employee agrees that all notices to Employee with respect to this Agreement shall be sent to Employee to the home address, or via the email address, indicated under Employee’s name on the signature page hereto. Employee further agrees that in the event that Employee’s home address, email address and/or home phone number change subsequent to the date of this Agreement, Employee shall, as soon as reasonably practicable thereafter, provide AA with written notice of such change.

2.                                       AA hereby accepts Employee’s resignation from AA and/or its affiliates or affiliated firms effective as of the date hereof.  AA hereby agrees to Employee’s employment by or affiliation with LECG or one of its affiliates and hereby releases Employee from (i) those restrictive covenants set forth in the first three bullet points of the Noncompete Document and (ii) all other non-compete, non-solicitation and other restrictive covenants applicable to Employee in any organizational document of AA, AW or any of their respective affiliated firms.

3

3.                                       Notwithstanding anything to the contrary contained herein, Employee expressly acknowledges and agrees that (a) in no event shall the Administrator of AA, any member of the Administrative Board of AA, any directors, officers, managers, partners, participating principals, national directors or similar persons of AA or any of their respective agents or representatives (collectively, the “Covered Persons”) have any personal liability with respect to AA’s obligations hereunder and (b) no Covered Person shall be obligated to make, and no Covered Person in fact will make, any capital contribution or other payment of any kind to AA in order for AA to satisfy its obligations hereunder.

4.                                       This Agreement shall be governed by Illinois law without giving effect to principles of conflicts of law.

5.                                       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

6.                                       From time to time after the date hereof, at the request of either party hereto, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

7.                                       The parties hereto agree that LECG shall be a third party beneficiary of Section 1(b), the penultimate sentence of Section 1(d), Section 2 and this Section 7, but for no other purpose.

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Its:	Authorized Signatory

[Name]

Home Address:

Email Address:

Home Phone Number:

5

Exhibit A – Noncompete Document

NONCOMPETE PROVISIONS

The Firm’s two greatest assets are its people and its clients. We are committed to hiring the best and our investment in developing our personnel is second to none. Given our commitment, we must protect this investment so that we can provide our people the opportunity for growth and success. Today, there is an increased risk of losing clients or our investment in our people whenever one of our executive level employees leaves the Firm. Recognizing these business realities, we have adopted the following policies applicable to all executives.

•                  If you leave the Firm, for eighteen months after release or resignation, you agree not to perform professional services (of the type you provided) for any client of the Firm on which you worked during the eighteen months prior to release or resignation. This does not prohibit you from accepting employment with a client.

•                  For twelve months after you leave the Firm, you agree not to solicit (to perform professional services of the type you provided) any client of the Firm’s office(s) to which you were assigned during the eighteen months preceding release or resignation.

•                  You agree not to solicit away from the Firm any of its professional personnel for eighteen months after release or resignation.

•                  Upon your release or resignation, you agree not to remove, retain, copy or utilize any confidential, privileged or proprietary information or property of the Firm or its clients. All discoveries, inventions or techniques developed in the course of your employment belong to the Firm and will be disclosed and assigned to it by you.

It is not our intent to limit your ability to pursue your professional career if you leave the Firm. The provisions above relate to preserving our people and our clients.

A-1

Exhibit B – Document Retention Policy

Interim Document Management Policy

Following is the Interim Document Management Policy, as established on January 10, 2002, and including revisions through April 30, 2002. Any questions about the policy should be directed to the Legal Group at 1-312-507-9209.

Revisions for retention and deletion of documents – April 2002

The revisions to the Interim Document Management Policy are as follows:

You may now delete documents of all kinds that you have created on the network, including documents in your Lotus Notes e-mail database, provided that you are not required to preserve such documents under the Interim Document Management Policy because of their relevance to pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

As noted in previous communications, documents that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

When you save and back up your documents, the firm’s systems will automatically retain a copy of any deleted documents so you are not at risk in the event of documents becoming relevant in the future.

You still must retain every document that is created in the future if it may be relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute.

Note: If you have a local replica of your e-mail database:

•                  You must make sure to regularly replicate between your local e-mail database and your e-mail database on the network.

•                  Do NOT refresh the design of your local e-mail database. If you have problems with your local e-mail database, please contact your local Notes administrator or local technology support desk.

•                  If you have selected the Remove documents not modified in the last: XX days in the Replication Settings dialog box on your e-mail database, it must not be set to less than 14 days. The graphic below illustrates a mail file set to remove documents not modified in the last 14 days. If you have any questions about this setting, please contact your local Notes administrator or local technology support desk.

You may now also dispose of various hard copies of materials that you previously were required to keep. You may dispose only of items that are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry proceeding or other dispute. In addition, if any such materials contain notations, those materials must be preserved.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

The following is a list of categories of materials that may be disposed of in accordance with these restrictions:

1. Andersen employee materials such as benefits packages, reference binders for personnel issues, training materials, phone directories, Andersen publications, business cards, industry magazines, promotional materials, reference materials, textbooks;

2. Employee time reports (if they are hard copies of information preserved on the computer systems);

3. Lotus Notes, memos, Excel sheets and PowerPoint presentations (if they are hard copies of information preserved on the computer systems);

4. 10-Ks, S-1s, S-8s and financial statements (if they are extra copies of materials that are preserved both in hard copy and on the computer systems);

5. Billing information such as computer printouts of time billed to a client and billing status of a given project (if they are hard copies of information preserved on the computer systems);

6. General client information such as client proposals and background information about clients;

7. Copies of materials that are contained in client engagement files (except that if they contain notations, such materials must be preserved);

8. CDs, computer discs and other general electronic files as long as the contents have been saved and backed up on the computer systems;

9. Tax return preparation software (non-client specific);

10. Extra copies of prior year tax returns (if other copies are maintained in the engagement files);

11. Drafts of financial statements and tax returns (if the final version of these items are maintained in the engagement files).

Note: Do not dispose of any phone message slips or documents with any handwritten notations. These items will be collected and retained.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

As a final point, please note that all US ABA partners, principals, managers and seniors received US ABA Bulletin 02-10, dated April 15, 2002, which announced significant revisions to the firm’s audit working paper archiving policy. That memo remains in effect with the following clarification: For work-related materials that are not specific to an engagement, apply the guidelines described above. Any questions about the audit working paper archiving policy should be directed to your ABA practice director or the Professional Standards Group.

Revisions for retention and deletion of documents – March 2002

The revisions are as follows:

•                  No document can be printed without first being saved. This is to ensure that a copy of all relevant data is retained properly. This applies to documents in all operating systems and software programs.

•                  Document(s) saved to your hard drive can be deleted only after all of the following steps have been completed:

1. You have saved the document(s) on your hard drive under either the Data directory (for Windows 95 users) or the My Documents directory (for Windows 2000 users).

2. You have connected your computer to the Andersen network.

3. You have successfully backed up the document(s) by copying it to the network, or by using the automatic backup program Connected TLM. For any questions related to backing up document(s) on your hard drive, please contact your local help desk.

4. You have waited 48 hours from the completion of that successful backup. This is to ensure that the technologies that back up all Andersen data on the network have completed necessary operations.

•                  No documents can be saved to what is called the “system” volume (SYS) of our network file servers. This should not affect the way you work, but you need to be aware of this restriction.

Software programs allow you to save documents to the location of your choice, including network file servers such as the “J” drive. The network file servers are structured into data volumes, such as VOL1, VOL2, etc., where software programs and documents are stored. The SYS volume contains the files and data that run the server. The SYS volume must be kept free of user documents so that we can perform routine maintenance and keep the file servers and network operating properly.

Please remember that the Interim Document Management Policy requires that you retain any document, including e-mail, that could be relevant in actual or potential legal or regulatory proceedings. It also requires that you retain every work-related document that existed as of January 10, 2002, when the interim policy was established.

January 2002

(Superseding AABU Policy Statement 760)

1. Documents Currently in Existence: Retain Everything

A. You must retain every work-related document that is currently in existence.  (See definition of “documents,” Section III, infra)

1. This means that for the time being you must not destroy or discard any work-related documents in the possession of Andersen or any Andersen employees.

2. As further explained below, this directive includes electronic documents. Thus, you may not delete anything that currently exists on your computer, including any e-mails.

II. Requirement for Retention of Documents Created in the Future

A. In addition to work papers, correspondence, client-prepared schedules and other documents that you normally retain as part of central engagement files, you must retain every document that is created in the future if you believe that document might possibly be relevant to any actual or potential litigation, investigation, inquiry, proceeding, or other dispute.

1. Be over-inclusive: If a question crosses your mind about whether to retain a document, retain it.

2. If you have questions about this aspect of the policy, call the Legal Group in Chicago at 312-507-9209.

III. Definition of “Document”

A. For purposes of this policy, the word “document” has an intentionally broad definition.  More specifically, “document” means:

1. any record or other tangible form of expression, whether an original or a copy, and however created, produced or stored (manually, mechanically, electronically or otherwise), including but not limited to: books, papers, files, notes, correspondence, messages, memoranda, reports, work papers, electronic mail messages, telephone logs, records of conversations or meetings, account statements, confirmations, contracts, agreements, reports, studies, summaries, charts, computer printouts, diaries, calendars, bank statements, invoices, bills, records of billings, checks, wire transfers, drafts for money, records of payment, magnetic tape, tape recordings, disks, diskettes, disk packs, and other electronic media, microfilm, microfiche, and storage devices. (this does not include Octels and voice mail messages)

2. and all drafts, alterations, and modifications, changes or amendments of the foregoing.

a. Again, be over-inclusive. If you are not sure whether something is a “document,” treat it as if it is a document.

b. Also, this means that “drafts” are “documents.”

Andersen Worldwide SC

May 3, 2002

Further clarification - Interim Document Management Policy

•      Additional guidance on disposal of hard copy materials with notations

Andrew Pincus

General Counsel

Dan Nottke

Managing Partner, Global Technology Organization

We want to inform you of further guidance pertaining to our Interim Document Management Policy. These clarifications should help you better manage your disposal of various hard copy materials and reduce costs for the firm. Former US Senator John Danforth’s firm, Bryan Cave, has approved the changes announced below.

Consistent with the notice issued last week, the clarifications noted below should continue to ease the burden of the Interim Document Management Policy on you and the firm without compromising the integrity of important principles of document preservation. They allow you to delete / dispose of some materials and documents as described below.

These changes apply to all Andersen personnel worldwide and are effective immediately. We realize that many of you are in deals or working on deals to move to a new firm. We remind you that as long as you are part of the Andersen network of firms or have possession of Andersen documents, you need to abide by the Andersen policies for document retention. The Interim Document Management Policy has been revised on our intranet to incorporate these revisions and other guidance to date. We encourage you to read the policy in full on the intranet.

The additional clarifications to the Interim Document Management Policy are as follows:

•                  Phone messages and documents with notations

You may dispose of phone messages and copies of materials (e.g. contracts, reports, financial statements) with notations that you previously were required to keep as long as:

1.         they are not relevant to any pending or reasonably foreseeable litigation, investigation, inquiry, proceeding or other dispute (by “any” we mean matters that involve Andersen, an Andersen client, or any other matter where Andersen possess relevant documents);

2.         they are not related in any way to Enron;

3.         they are not related in any way to either the Professional Standards Group (PSG) or to the Firm’s General Counsel (or any attorneys that are part of that functional area) for the period from 8/1/01 through 11/15/01.

Hard copies that must be retained include those related to Enron, Worldcom, Global Crossing, tax shelter transactions or any other matter for which specific instructions to preserve documents have been issued or may be issued in the future.

Materials that have been cleared for disposal and which are confidential or proprietary should be accumulated for shredding rather than discarded in the regular office trash collection and disposal process.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Ed DiYanni at 1-212-708-6230.

If you have any questions about the Interim Document Management Policy, please contact the Legal Group at 1-312-507-9209.

To: All US partners and personnel

Because this document has been retained centrally, you may delete it from your e-mail under the Interim Document Management Policy.

May 23, 2002

Revised Document Management Policy: Effective May 23, 2002

Arthur Andersen LLP Legal Group

In January, we initiated a formal review of our document management and retention policies. Former US Senator John Danforth’s firm, Bryan Cave, has participated in this process, advising on and approving the interim policy changes that have been provided to your over the past several months.

This revised Document Management policy supersedes the Interim Document Management Policy with respect to client engagement information in hardcopy form. It also outlines the policy for management of client information, in both hardcopy and electronic form, in the event of pending or reasonably foreseeable litigation. These requirements apply, with immediate effect, to all partners and employees in the United States.

Given that many of you are or soon will be transitioning to new organizations and work environments, it is vital that you adhere to these policies in making arrangements for the retention or disposal of documents in your possession.

Policy for hardcopy client engagement information

Policy Statement 760 (Practice Administration: Client Engagement Information — Organization, Retention and Destruction) and other policies developed in accordance with PS 760, include provisions for the retention and disposal of both hardcopy and electronic client engagement information. The provisions in PS 760 and related policies with respect to hardcopy client information now apply to all documents created both before and after January 10, 2002. For your reference, a copy of PS 760 is available on the intranet.

One of the related policies that provides summary guidelines for retention of internal accounting records is the Accounting Record Retention Schedule, included in Appendices E-1 and E-2 of the Accounting Procedures Manual. This includes document retention guidance for current and obsolete office records, including client receivables, unbilled services, fee statistics and other information.

You should maintain and dispose of applicable hardcopy documents in accordance with those provisions, unless the documents are related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations, or disputes involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters. If you have possession of any such documents, you must preserve them until further notice. This is described in more detail later in this note.

PS 760 protects the confidentiality and provides for the proper management of client engagement information. It applies to the following types of client documents:

Service Line	Type of Material	Retention Period
ABA - Financial	Client File (a)/Engagement Knowledge	Permanently (e)
Statement Assurance	Base/CAF (purged annually of superseded or non-relevant documents)
Audit Workpapers/Central File

Office copies of reports and financial statements (d) Filings with Government agencies which include (physically or by reference) our reports, such as 10K’s and Registration Statements filed with the SEC

Six years Permanently (e) Permanently (e)
ABA - Business Risk Consulting and Advisory	Central File, including Working Papers	When no longer useful or needed to support an opinion. Maximum of Six years (f)
	Office Copies of Reports (d)	Permanently (e)
ABA - AA Process Solutions	Central File, including working papers (Enterprise Center Clients)	Six years (f)
	Office Copies of Reports and Financial Statements Filings with Government Agencies which include (physically or by reference) our reports, such as 10Ks and Registration statements filed with SEC	Permanently (e)
CAFs
Project File Documentation, including:
	• SMART documentation and risk management action plans	Permanently (e)
• Job Arrangement Letter or Contract with appropriate terms
• Contract change orders
• Project work plans
• Engagement QA partner review documentation
• Project memoranda related to client discussions of issues/problems and resolution
• Supporting schedules, simulations, models, or other documentation that underlie final recommendations made or end products delivered
	• Client satisfaction documentation and survey forms	Six years (b)

Service Line	Type of Material	Retention Period
TLBA - Tax and	Central File, including all Working Papers	Six Years (f)
Business Advisory	Income Tax Returns	Six Years (f)
	Tax Basis Studies	Permanently (e)

	Earnings and Profits Studies	Permanently (e)
	Estate Planning Studies	Permanently (e)
	Estate and Gift Tax Returns	Permanently (e)
	Office Copies of Attest Reports, including Third Party Tax Opinions and Reports on Prospective Financial Information	Permanently (e)
	Continuing Tax Files (including all documents that have continuing importance)	Permanently (e)
TLBA - Legal	Central File, including Working Papers	Customs and practices of legal profession in each country. The policy should be determined by the Head of Legal Services and approved by the Area Practice Director of Legal Services.

	Office Copy of Report or Other Deliverable (d)	Permanently (e)
BC	Project File Documentation	Six Years (b)
Risk SMART documentation and risk management action plans
• Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA
• Contract change orders
• Project work plans
• Engagement QA partner review documentation
• Projects status meetings
• Project memoranda related to client discussions of issues/problems and resolution
Supporting schedules, electronic simulations or models, and other documentation that underlie final recommendations made or end products delivered
• Client satisfaction documentation and survey forms
	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)

Service Line	Type of Material	Retention Period
Complex Claims & Events	Project File Documentation, including:	Six Years (b)
(Litigation Support)	• Documentation to support that an adequate conflict search was performed
• Risk SMART documentation
• Job Arrangement Letter with appropriate terms and conditions, signed by the client and AA
• Contract change orders
• AP-150, including sign-off by engagement QA partner
• Client satisfaction documentation and survey forms

• Retention of specific supporting schedules are required by (i) Class Action Settlement Assistance, (ii) Insurance Insolvency Consulting and (iii) FEHB Settlement Negotiations, Contact the respective service line leader for more information

	Office Copy of Final Report or Other Deliverable (d)	Permanently (e)
Federal Government Contacts Consulting

In addition to the guidelines provided for BC, contracts with the U.S. Government require the retention of certain documentation pursuant to Federal guidelines. Contact the Office of Government Services (OGS) for more information

As directed by OGS
Other Service Lines	Central File, including Working Papers Office Copies of Reports (d)	Six Years (b) Permanently (e)

THESE NOTES ARE IMPORTANT - PLEASE READ

(a)  The client file is a continuously updated file and includes the reports to support the accept/retain decision, ExCEED, Understanding the Business, Assess Client Risk Controls and Determining and Managing Residual Risk Processes. Per Section 2 of AOP, the engagement team must retain certain reports from the client file in the current year workpapers; retention of other reports is optional.

(b)  Six years from the date of the financial statements covered by an audit report or supplemental reports, or the date of issue of special reports on prospective financial information, or other deliverables.

(c)  The Office/Country Managing Partner, in consultation with the Global Risk Management Group, may choose to extend the period, if appropriate. In no circumstances, however, should the retention period be lessened.

(d)  If our arrangement letter with the client includes legal liability limitation language, such letter should be included with the office copy of our report

(e)  As described in Section 4 of AABU Policy Statement No. 760, these items do not need to be retained permanently for lost clients. These items should be retained for six years after loss of client rather than permanently.

(f)  Six years from the year-end of the relevant return unless a longer period is required by local law However, if a return is under examination or in dispute, the relevant information should not be destroyed until final resolution or settlement.

Departing partners, managers and staff should follow the guidance provided by their solution segment leaders and practice directors regarding the collection and storage of engagement specific documents. Materials that have been cleared for disposal should be accumulated for cremation, shredding, mulching or pulping, whichever is most cost effective. Where available, commercial facilities that are bonded and provide proof of destruction should be used for disposal of hardcopy client engagement information.  PS 760, Section 4.5.2, provides guidelines and processes for the disposal of hardcopy working paper files.

The Interim Document Retention Policy — updated on April 29, 2002, to allow for deletion of electronic documents under appropriate circumstances — remains in effect with respect to retaining and disposing of electronic client documents. An updated copy of the Interim Document Retention Policy is available on the intranet. In brief, if you save and properly back up any electronic document, you may delete it from your PC or laptop, unless it falls within the Litigation restrictions set out below.

Document management in the event of pending or foreseeable litigation

If you possess any client documents – hardcopy or electronic – related to pending or reasonably foreseeable litigation, legal proceedings, inquiries, investigations or disputes involving Arthur Andersen, Arthur Andersen clients or third parties where Arthur Andersen has possession, custody or control of documents related to those matters (referred to as “Litigation”), you must preserve them until further notice.

In particular, you cannot dispose of any documents related to Enron, Global Crossing, Worldcom, Asia Pulp & Paper, Peregrine Systems or tax shelters. In deciding whether to dispose of any document, err on the side of caution. If there is any doubt as to whether it is appropriate to dispose of a document, either retain the document or contact the Arthur Andersen LLP Legal Group at 312-507-9209 to determine whether the document or category of documents is related to pending or reasonably foreseeable Litigation.

If any of the following situations occurs or has occurred, do not dispose of any documents related to that matter:

•      You have been contacted by someone at Arthur Andersen or outside counsel for Arthur Andersen to provide documents related to pending Litigation,

•      You have been notified by the engagement partner or another Arthur Andersen employee that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation, or

•      You become aware of information that leads you to believe that it is reasonably foreseeable that a matter for which you possess documents is or will be the subject of Litigation.

Policy Statement 780 (Practice Administration: Notification of Threatened or Actual Litigation, Governmental or Professional Investigations, Receipt of a Subpoena, or Other Requests for Documents or Testimony, Formal or Informal) and other directives from Arthur Andersen address the procedures to be followed when an Arthur Andersen partner or employee becomes aware of information that suggests it is reasonably foreseeable that Arthur Andersen, one of Arthur Andersen’s clients or a third party will be the subject of Litigation about which Arthur Andersen has information.  In these situations, you are required to:

•      Report that information to the Arthur Andersen LLP Legal Group, and

•      Retain and preserve every document that is relevant to the matter that is the subject of the pending or reasonably foreseeable Litigation.

Given the significant numbers of partners and employees leaving and the fact that they no longer will be a resource for information about pending or reasonably foreseeable Litigation, please keep in mind your obligations with respect to notifying others about pending or reasonably foreseeable Litigation. If you make a report, or have made a report, to the Arthur Andersen LLP Legal Group about information described above, you also must tell all members of the relevant engagement team and any other relevant Arthur Andersen personnel to preserve and maintain documents related to that matter.

Any questions about disposal of hard copy materials should be directed to your local office Director of Administration / Support Services or to Kent Piper at 1-312-931-0503.

If you have any questions about the policy, please contact the Arthur Andersen LLP Legal Group at 1-312-507-9209.

EXHIBIT B

FORM OF FIXTURES AND EQUIPMENT LEASE

Execution Copy

FIXTURES AND EQUIPMENT LEASE

This FIXTURES AND EQUIPMENT LEASE (this “Lease”) is made and entered into as of June 12, 2002 by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“Lessor”), and LECG, LLC, a California limited liability company (“Lessee”).

WHEREAS, Lessor and Lessee have entered into a Letter Agreement dated even herewith (the “Letter Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Letter Agreement);

WHEREAS, Lessee and Lessor have entered or will enter into a Sublease pursuant to the Letter Agreement for certain office space located on the 18th Floor of 33 West Monroe Street, Chicago, Illinois (the “Sublease Space”); and

WHEREAS, the Letter Agreement contemplates that Lessor and Lessee will enter into this Lease at the Closing to lease the Fixtures and Equipment (as defined below) from Lessor to Lessee for the Lease Term (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.             Lease. Subject to the terms and conditions set forth herein, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the furniture, fixtures and equipment (other than personal computers, printers, scanners, routers, peripherals, modems, servers, cabling, other computer hardware and other related equipment) owned by Lessor and described on Schedule C-1 to the Letter Agreement (the “Fixtures and Equipment”) for the Lease Term. Each item comprising part of the Fixtures and Equipment shall be called a “Unit”.

2.             Lease Term.

(a)           The term of this Lease (the “Lease Term”) shall commence on the date hereof and shall terminate upon the third (3rd) anniversary of the date hereof. Any obligations that are outstanding hereunder immediately prior to the end of the Lease Term shall survive the end of the Lease Term.

(b)           Provided that (i) Lessee is not in default of this Lease; and (ii) the Sublease is terminated pursuant to the terms thereof, except as the result of a default thereunder by Lessee; and (iii) Lessee no longer occupies any portion of the Sublease Space, then the Lease Term shall be deemed to terminate effective as of the last date of the calendar month that Lessee occupies the Sublease Space (it being understood that if the Sublease is terminated by the mutual agreement of the parties thereto, then Lessee shall remain obligated for all payments of Rent (as defined below) remaining due under the terms and conditions provided herein unless the parties hereto agree otherwise).

(c)           In the event that Lessee remains in the Sublease Space beyond the Lease Term, either pursuant to the Sublease (including any extensions or modifications thereof) or pursuant to a lease with the landlord of the Sublease Space, the Lease Term shall be extended for an additional period of two (2) years (the “Extension Period”), to begin upon the expiration of the Lease Term, on the same terms and conditions set forth herein. Lessee shall continue to pay Rent (as defined below) and all other amounts under the terms and conditions set forth herein during the Extension Period.

(d)           If Lessee remains in occupancy of the Sublease Space after the expiration of the Lease Term other than as described in Paragraph 2(c) above, Lessee shall become a month to month lessee of the Fixtures and Equipment upon all terms of this Lease as might be applicable to such month to month lease, except that Lessee shall pay rent to Lessor at a rate equal to 200% of Rent.

3.             Rent, Net Lease.

(a)           Lessee shall pay to Lessor rent in respect of the lease of the Fixtures and Equipment the amount of One Hundred Fifty Thousand Dollars ($150,000) per annum during the Lease Term (“Rent”). Such amounts shall be paid by Lessee to Lessor in equal monthly installments of Twelve Thousand Five Hundred Dollars ($12,500) each, the first of which shall be due on the date hereof pursuant to Section 5 of the Letter Agreement. Each subsequent monthly installment of rent thereafter shall be due and payable on the first day of each calendar month during the Lease Term and shall be paid by check payable in U.S. Dollars to Lessor at its office specified pursuant to Section 11(b) below, or at such other location as Lessor shall specify. Rent for partial calendar months shall be prorated. In the event any rent or other amounts due hereunder shall not be paid within 5 days of the date when due, after notice from Lessor of such non-payment, Lessee shall pay Lessor, for the period during which such amount is past due following the expiration of such 5-day period, interest on such overdue amount from the expiration of such 5-day period to the date of payment at a rate of 6% per annum.

(b)           This Lease constitutes a net lease. Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Fixtures and Equipment which may arise or be payable during the Lease Term hereunder, whether or not such cost, expense or obligation is specifically referred to herein.

4.             Disclaimer of Warranties.

(a)           Lessee agrees and acknowledges that:

(i)         Lessee is satisfied that each Unit is suitable for its purposes; and

(ii)        Lessor is not a manufacturer of, a dealer in, or in the business of selling or leasing, furniture, fixtures or equipment of the type or kind leased by Lessee hereunder.

(b)           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE LETTER AGREEMENT AND THIS LEASE, (A) LESSOR IS MAKING NO REPRESENTATION OR WARRANTY AS TO THE FIXTURES AND EQUIPMENT AND LESSEE IS LEASING THE

2

FIXTURES AND EQUIPMENT IN RELIANCE ON ITS OWN INVESTIGATION AND ON AN “AS IS, WHERE IS” BASIS AND WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER IMPLIED OR EXPRESS WARRANTIES WHATSOEVER.

5.             Use of Fixtures and Equipment. This Lease does not convey to Lessee any right, title or interest in or to the Fixtures and Equipment or any Unit thereof except as a lessee. Each Unit shall be the exclusive property of Lessor, and Lessee shall have no rights therein except the right to use it so long as Lessee is not in default hereunder. Lessee agrees that the Fixtures and Equipment will be used in the conduct of its business and with due care to prevent injury thereto (normal wear and tear excepted) or to any person or property, and in conformity with all applicable Laws (as defined below). Lessee shall not permit the Fixtures and Equipment to become or remain a fixture to any real estate or an accession to any personalty not leased hereunder. Lessor or any duly authorized representative of Lessor may upon reasonable notice from time to time inspect the Fixtures and Equipment and Lessee’s records with respect thereto wherever the same may be located. Lessee shall not remove any Unit from its location as of the date hereof or permit any Lien to arise or remain on any Unit. As used herein, “Laws” shall mean any federal, state, local or foreign law, statute ordinance, rule, regulation, order or decree.

6.             Maintenance of Fixtures and Equipment. Lessee shall at all times keep the Fixtures and Equipment in such repair, condition and working order, ordinary wear and tear excepted, as delivered to it by Lessor and shall supply all parts, service, and other items as so required. Lessee shall not, without the written consent of Lessor, make any improvements or additions to the Fixtures and Equipment or install thereon any accessory or device that cannot be removed without damage or injury to any Unit. All parts, replacements and substitutions to or for any Unit, and all accessories or devices installed thereon shall immediately become Fixtures and Equipment and the property of Lessor. Lessee assumes all risk of, and Lessee’s obligations under this Lease shall continue unmodified despite, any loss, theft, destruction, damage, or other interruption or termination of use of any Unit regardless of the cause thereof, except in the event that (a) Lessee is not in default hereof, and (b) such loss, theft, destruction, damage, or other interruption or termination of use is caused solely by Lessor. Lessee shall maintain commercially reasonable levels of physical damage and liability insurance with respect to the Fixtures and Equipment with companies reasonably acceptable to Lessor.

7.             Return of Fixtures and Equipment. Upon the final termination of the Lease Term, Lessee shall, return the Fixtures and Equipment to Lessor in the same condition as when received, ordinary wear and tear excepted, at such location as the Fixtures and Equipment are situated at the time of execution of this Lease.

8.             Events of Default; Remedy. The occurrence of any of the following shall constitute an event of default hereunder: (a) default, and continuance thereof for ten (10) days, in the payment of any rent or other amount hereunder, after notice from Lessor thereof; (b) default under the Sublease; or (c) default in the performance of any of the agreements herein set forth (and not constituting an event of default under clause (i) of this paragraph) and continuance of such default for thirty (30) days after notice thereof from Lessor or Lessee, as applicable.

3

Upon the occurrence of an event of default, Lessor shall (except to the extent otherwise required by law) be entitled to: (a) proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof; (b) repossess any or all of the Fixtures and Equipment without prejudice to any remedy or claim hereinafter referred to; (c) by notice to Lessee declare this Lease terminated without prejudice to Lessor’s rights in respect of obligations then accrued and remaining unsatisfied; or (d) avail itself of any other remedy or remedies provided for by any statute or otherwise available at law, in equity or in bankruptcy or insolvency proceedings. The remedies herein set forth or referred to shall be cumulative.

9.             No Sublease. Lessee shall not, without Lessor’s express written consent (which may be granted or withheld in the sole discretion of Lessee), assign any right or interest in or to any Unit or sublet or otherwise relinquish possession of any Unit.

10.           Further Assurances. Lessee agrees, at Lessor’s expense, promptly upon Lessor’s request, to execute, acknowledge and deliver such instruments, and to take such other action, as may reasonably be necessary to protect Lessor’s interests, including (without limitation) the execution of Uniform Commercial Code financing statements. Any carbon, photographic or other reproduction of this Lease or any such Uniform Commercial Code financing statement shall be sufficient for filing as such a financing statement.

11.           Miscellaneous.

(a)           Entire Agreement. This Lease and the Letter Agreement contain the entire understanding of the parties with respect to the Fixtures and Equipment.

(b)           Notices. Any notices, requests, claims, demands or other communications to be given hereunder by a party hereto shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or upon receipt after dispatch by registered or certified mail, postage prepaid, addressed as follows:

(i)            If to Lessor:

Arthur Andersen LLP

33 West Monroe

Chicago, Illinois 60603

Attn: Administrator

Fax: 312-462-3711

With a copy to:

Mayer, Brown, Rowe & Maw

190 S. LaSalle Street

Chicago, Illinois 60603

Attn:       John W. Noell, Jr.

David A. Carpenter

4

Fax: 312-701-7711

(ii)           If to Lessee:

LECG, LLC

2000 Powell Street, Suite 600

Emeryville, California 94608

Attn:       Director of Administration

Fax::       510-653-9695

With a copy to:

Marvin A. Tenenbaum

General Counsel

LECG, LLC

1603 Orrington Avenue, Suite 1500

Evanston, Illinois 60201

(c)           Amendment. This Lease may not be amended or modified except by an instrument in writing signed by Lessor and Lessee.

(d)           Assignment. This Lease may not be assigned without the express written consent of Lessor and Lessee (which consent may be granted or withheld in the sole discretion of Lessor or Lessee); provided, however, that Lessee may, upon notice to Lessor, assign this Lease or any of its rights and obligations hereunder to one or more of its Affiliates without the consent of Lessor; provided that no assignment or delegation by Lessee (or any of its assignees or delegates) of any rights or obligations hereunder shall (a) increase or otherwise affect the obligations of Lessor hereunder, (b) reduce or otherwise affect the rights of Lessor hereunder, or (c) relieve LECG, LLC of or otherwise affect the obligations of LECG, LLC hereunder.

(e)           Severability. If any provision of this Lease shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f)            Waivers. A party to this Lease may (i) extend the time for the performance of any of the obligations or other acts of the other party to this Lease, or (ii) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Lease by the other party. Any agreement on the part of a party to this Lease to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

(g)           Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois.

5

(h)           Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

6

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Title:

LECG, LLC

By:
Name:
Title:

7

EXHIBIT C

FORM OF BILL OF SALE

Execution Copy

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is made as of this 12th day of June, 2002, by and between Arthur Andersen LLP, a registered limited liability partnership under the laws of the State of Illinois (“Seller”), and  LECG, LLC, a California limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser have entered into a Letter Agreement dated even herewith (the “Letter Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Letter Agreement) providing for, subject to the terms and conditions set forth therein, the sale, transfer, conveyance, assignment and delivery by Seller to Purchaser of the equipment identified on Schedule C-2 of the Letter Agreement (collectively, the “Transferred Assets”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser all of Seller’s right, title and interest in, to and under the Transferred Assets.  Notwithstanding the foregoing, this Bill of Sale shall not constitute a sale, transfer, conveyance, assignment or delivery of any property or right included in the Transferred Assets that is not assignable or transferable under applicable Law (as defined below) without the consent of some party unless and until such consent has been obtained.  As used herein, “Law” shall mean any federal, state, local, or foreign law, statute, ordinance, rule, regulation order or decree.

This Bill of Sale is being executed and delivered pursuant and subject to the Letter Agreement.  Nothing in this Bill of Sale shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Letter Agreement. In the event of any conflict between this Bill of Sale and the Letter Agreement, the Letter Agreement shall control.

Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that (a) in no event shall the Administrator of Seller, any member of the Administrative Board of Seller or any directors, officers, managers, partners, participating principals, national directors or similar persons or any representatives or agents of Seller (collectively, the “Covered Persons”) have any personal liability with respect to Seller’s obligations hereunder and (b) no Covered Person shall be obligated to make, and no Covered Person in fact will make, any capital contribution or other payment of any kind to Seller in order for Seller to satisfy its obligations hereunder.

This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without reference to its conflicts of law principles.

This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

2

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP

By:
Name:
Title:

Acknowledged and accepted this
12th day of June, 2002.

LECG, LLC

By:
Name:
Title:

3

EXHIBIT D

FORM OF LICENSE AGREEMENT

Execution Copy

LICENSE AGREEMENT

This License Agreement (together with all Schedules attached hereto, this “Agreement”), dated as of the 12th day of June, 2002  (the “Effective Date”), is made by and between Arthur Andersen LLP (“AA”), and LECG, LLC (“Licensee”).

WHEREAS, Licensee desires AA to provide, and AA is willing to provide, a limited license to use the Licensed Materials (as defined below), up on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS.

1.1                               “Closing Date” means the Closing Date as set forth in the Letter Agreement.

1.2                               “Legacy Clients” means former clients of the Practice Group that were served by the Transferred Employees in the United States.

1.3                               “Letter Agreement” means that certain letter agreement dated as of June 12, 2002 herewith between AA and Licensee.

1.4                               “Licensed Materials” means such certain documents, templates, knowledge bases, computer applications (object code only) and other similar material specifically identified on Schedule A but only to the extent such documents, templates, knowledge bases, computer applications (object code only) and other similar material (i) are owned exclusively by AA, (ii) were used internally by the Partners in production to provide professional services for AA immediately prior to the Closing Date, (iii) are not commercially licensed (or planned for commercial licensing) by AA; (iv) do not contain client information, client-specific or confidential information of a third party; (v) are reasonably separable from materials that are not Licensed Materials; and (vi) are necessary for the Partners to continue to provide services to Legacy Clients.

Capitalized terms used, but not defined, in this Agreement shall have the meanings given to such terms in the Letter Agreement.

2.                                      LICENSE GRANT.

2.1                               License.  Subject to the terms and conditions of this Agreement, applicable laws and the rights of third parties, AA hereby grants to Licensee a non-exclusive, non-transferable license to use the Licensed Materials in the United States under such valid U.S. copyrights, patents and trade secret rights as AA may have in the Licensed Materials on the Closing Date.  Licensee may use the Licensed Materials solely for its internal use in the United States (a) solely to provide professional services to complete Current Engagements for Legacy Clients, consistent with AA’s use prior to the Closing Date, and (b) solely for the purpose of facilitating the transition of Legacy Clients from the Licensed Materials to the materials used by Licensee to perform such professional services.  No rights are granted to any trademark, service mark, trade dress or other indicator of source origin.  All copies of the Licensed Materials are and shall remain subject to the terms of this Agreement.

2.2                               No Sublicense.  Licensee shall not, and shall not permit any third party to, (i) sublicense, transfer, sell, rent or lease, time-share or lend the Licensed Materials, or otherwise assign Licensee’s license to the Licensed Materials, to any third party, (ii) modify or reverse engineer or otherwise disassemble or decompile any computer applications included in the Licensed Materials, (iii) use the Licensed Materials on behalf of any person or entity that is not a Legacy Client (including, without limitation, use to obtain information for or otherwise for the benefit of any third party), (iv) install or use any computer applications included in the Licensed Materials on any computer that is not owned or leased by Licensee.  Licensee shall maintain all copyright, patent, trademark and service mark notices that appear on the Licensed Materials on any copies of the Licensed Materials made or permitted under this Agreement.  Licensee shall not have the right to possess, use, modify, or derive any of the source code for any of the software included in any Licensed Materials.

2.3                               Costs, Fees, Expenses.  Licensee shall be solely responsible for obtaining, and for paying all costs, fees and expenses associated with, all equipment, materials, data, and third party consents and licenses necessary to use the Licensed Materials (including, without Limitation, consents and licenses necessary from any affiliate of AA).  AA shall use its good faith efforts (without any obligation to incur any costs or expenses) to assist Licensee to obtain such consents.

2.4                               No Updates or Support.  AA shall not be responsible for, and shall not be obligated to provide, any updates, maintenance, training, assistance or support of any kind or nature related to the Licensed Materials.  AA shall not be obligated to provide hosting services for the Licensed Materials.

3.                                      BANKRUPTCY.

The license granted pursuant to this Agreement by AA to Licensee is, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 101 et seq., the “Code”), a license of rights to “intellectual property” as defined therein.  The parties hereto agree that Licensee, as the grantee of such license hereunder, shall retain and may fully exercise all of its rights and elections under the Code.  The parties hereto further agree that, in the event of the commencement of bankruptcy proceedings by or against AA under the Code, Licensee shall be entitled to retain the license granted to Licensee pursuant to this Agreement.

4.                                      OWNERSHIP AND ACCESS.

4.1                               Title; No Implied Licenses.  This Agreement does not, and shall not be construed to, grant, transfer or assign to Licensee any rights, title or interest in or to the Licensed Materials, other than the license expressly granted herein.  As between AA and Licensee, AA shall own and continue to own all rights, title and interest in the Licensed Materials.  AA reserves all rights in the Licensed Materials not expressly granted to Licensee herein.

4.2                               Protection of Title. The Licensed Materials are protected by copyright law, are of a proprietary nature, and contain trade secret information.  Licensee shall (a) secure and protect the Licensed Materials in a manner at all times consistent with maintaining AA’s or its licensor’s rights therein and shall take all actions AA may reasonably request to protect AA’s rights in the

2

Licensed Materials, (b) use all reasonable efforts to preserve the confidentiality and proprietary character of the Licensed Materials and shall treat all information contained therein as confidential, and not remove or obscure AA’s or any other party’s copyright or proprietary rights notices, and (c) not permit any third party to access or use the Licensed Materials without AA’s prior written consent, except that such consent shall not be required for contractors engaged by Licensee that (i) have a good faith need to access and/or use the Licensed Materials to perform their obligations to Licensee, (ii) are not direct or indirect competitors of AA or any affiliate of AA, and (iii) agree in writing to be bound by a written non-disclosure agreement that requires such contractors to strictly maintain the confidentiality of the Licensed Materials and to use the Licensed Materials only for the benefit of Licensee and that contains terms that are at least as protective of AA’s rights in the Licensed Materials as are the terms and conditions of this Article.  Licensee shall notify AA of any actual or threatened breach of these confidentiality provisions, and shall cooperate with AA in enforcing such provisions.  Access to the Licensed Materials is restricted to those of Licensee’s personnel who have a need to know information regarding the Licensed Materials for the use permitted hereunder.

4.3                                Additional Copies.  Licensee may make a reasonable number of  copies of the Licensed Materials to permit its use of the Licensed Materials as and to the extent expressly authorized herein.  Licensee shall reproduce and include all AA and any other party’s copyright and proprietary rights notices on any copies made.  All copies shall be the property of AA.

5.                                      DURATION.

This Agreement shall be deemed effective for the period beginning on the Effective Date and continuing for twelve (12) months thereafter (the “Term”), unless terminated sooner as provided herein.

6.                                      TERMINATION.

6.1                               Termination by AA.  AA may terminate this Agreement at any time upon breach of any of Licensee’s obligations under this Agreement by providing Licensee with written notice of termination specifying, in reasonable detail, the breach, provided that Licensee shall then have 10 days from its receipt of such notice to cure such breach.

6.2                               Termination by Licensee.  Licensee may terminate this Agreement at any time upon breach of any of AA’s obligations under this Agreement by providing AA with written notice of termination specifying, in reasonable detail, the breach, provided that AA shall then have 10 days from its receipt of such notice to cure such breach.

6.3                               Effect of Termination.  Termination of this Agreement by Licensee or AA does not relieve Licensee of its obligations hereunder.  Under termination of this Agreement, Licensee shall return immediately to AA or, if requested by AA, destroy, the original and all copies of the Licensed Materials (including all related documentation) and erase or otherwise delete all electronically stored copies of the Licensed Materials and provide AA with written certification of completion of such action.  The provisions of Articles 1, 7, 8, 9 and 10 and Sections 2.2, 2.3 (excluding the final sentence of Section 2.3), 2.4, 4.1, 4.3 and 6.3 shall survive any termination of this Agreement.

3

7.                                      WARRANTY DISCLAIMER.

7.1                               Disclaimer.  LICENSEE ACKNOWLEDGES THAT AA IS NOT IN THE BUSINESS OF PROVIDING THE LICENSED MATERIALS AND THAT AA IS PROVIDING THE LICENSED MATERIALS SOLELY AS AN ACCOMMODATION TO LICENSEE.  THE LICENSED MATERIALS ARE FURNISHED “AS IS,” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, ADEQUACY, OR COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN.

7.2                               Reasonableness.  LICENSEE AGREES THAT THE FOREGOING DISCLAIMERS ARE REASONABLE, AND THAT THE LIMITED REMEDY PROVISIONS SET FORTH ABOVE ARE REASONABLE AND SHALL NOT BE CONTRAVENED BY ANY ASSERTION THAT THEY FAIL OF THEIR ESSENTIAL PURPOSE.

8.                                       LIMITATION OF LIABILITY.

8.1                               Limitation of Liability.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER AA, ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE PARTNERS, OFFICERS, EMPLOYEES OR AGENTS, NOR ANY OTHER THIRD PARTY INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE LICENSED MATERIALS, SHALL HAVE ANY LIABILITY ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT (REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE) (I) FOR ANY ATTORNEYS FEES OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY, RELIANCE, PUNITIVE OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (II) IN ANY EVENT, IN EXCESS OF $1,000.

8.2.                            Limitation on Recourse.  Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that (a) in no event shall the Administrator of AA, any member of the Administrative Board of AA, any directors, officers, managers, partners, participating principals, national directors or similar persons of AA or any of their respective representatives or agents (collectively, the “AA Covered Persons”) have any personal liability with respect to AA’s obligations pursuant to this Agreement and (b) no AA Covered Person shall be obligated to make, and no AA Covered Person in fact will make, any capital contribution or other payment of any kind to AA in order for AA to satisfy AA’s obligations pursuant to this Agreement.  Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that (a) in no event shall any director, officer, manager, member, employees, independent contractors or similar person of Licensee or any of their respective representatives or agents (collectively, the “Licensee Covered Persons”) have any personal liability with respect to Licensee’s obligations pursuant to this Agreement and (b) no Licensee Covered Person shall be obligated to make, and no Licensee Covered Person in fact will make, any capital contribution or other payment of any kind to Licensee in order for Licensee to satisfy Licensee’s obligations pursuant to this Agreement.

4

8.3                               Reasonableness.  THE PARTIES AGREE THAT THIS ARTICLE 8 (“LIMITATION OF LIABILITY”) REPRESENTS A REASONABLE ALLOCATION OF RISK.

9.                                      LICENSEE RESPONSIBILITIES.

9.1                               Use of Licensed Materials.  Licensee is responsible for determining its desired results from use of the Licensed Materials, evaluating the capabilities of the Licensed Materials and successfully using and operating the Licensed Materials. Licensee understands that the certain Licensed Materials may be based or rely, in part, upon interpretations of federal, state and foreign laws and other regulations or statutes. Licenses understands that:   (a) Licensee will review the effect of the interpretations contained in the Licensed Materials, and other data generated by the Licensed Materials, with appropriate professional advisors; (b) Licensee is solely responsible for ensuring that any output generated by the Licensed Materials are prepared and filed in accordance with applicable laws and regulations; and (c) Licensee is solely responsible for the consequences of using any data generated by the Licensed Materials.

9.2                               Indemnity.  Licensee shall indemnify, defend and hold AA, its Administrator, each member of its Administrative Board or other governing body, and each of its directors, officers, managers, partners, participating principles, national directors and similar persons harmless from and against any and all claims, causes of action, demands, damages, losses, costs and expenses (including attorneys’ fees) arising out of  or related to any claim, demand, loss or action resulting from operation of use of the Licensed Materials and/or related output by Licensee, or by any Legacy Client from and after the Effective Date.

10.                               GENERAL.

10.1                        Waiver.  The waiver or failure by either party to claim a breach of any provision herein shall not be a waiver of a breach of any other provision or subsequent breach of the same provision.

10.2                        Choice of Law.  THIS AGREEMENT SHALL BE CONTROLLED BY THE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CHOICE OF LAW PROVISIONS).

10.3                        Severability.  If any term herein is declared to be void or unenforceable by a tribunal of competent jurisdiction, such declaration shall have no effect on the other terms of the Agreement, which will remain in effect and fully enforceable.

10.4                        Force Majeure.  Neither party shall be liable for any delay or failure of performance (excluding payments of any amounts due hereunder) which is due to causes beyond its control.

10.5                        Taxes.  In addition to and separate from any amounts to be paid under this Agreement, Licensee shall pay amounts equal to any taxes based on this Agreement, any Licensee’s use of the Licensed Materials or provision of any of the services described above, exclusive of taxes based on AA’s net income.

5

10.6                        Payment of Fees.  Any amounts to be paid under this Agreement shall be due within 30 days of Licensee’s receipt for an invoice.  Any payment not much when due shall bear interest at the rate of 1.5% per month, or the highest rate allowed by law, whichever is less.

10.7                        Telecopied Documents.  Telecopied documents may be treated as originals.

10.8                        Assignment by AA.    AA may assign this Agreement and its rights and obligations hereunder to any third party, without the consent of Licensee.  In addition, AA may freely delegate all or a portion of its responsibilities under this Agreement to subcontractors.  Licensee shall not assign this Agreement or its rights or obligations hereunder, without the prior written consent of AA, which consent shall not be unreasonably withheld with respect to any assignment by Licensee to any entity that is an affiliate of Licensee as of the Effective Date.  Any assignment in derogation of this Section 10.8 shall be void ab initio.  Subject to the foregoing, this Agreement and all rights and obligations of each party hereunder shall be binding upon and inure to the benefit of the parties hereto and any and all of their successors and permitted assigns.

10.9                        Entire Agreement.  This Agreement and the Schedule attached hereto (which is hereby incorporated by reference herein) are the complete and exclusive statement of the Agreement between the parties and supersede all prior proposals, communications or agreements, whether written or oral, relating to the subject matter herein, including those made by sales representatives, support personnel, authorized dealers, consultants or otherwise.  Licensee acknowledges that no modification or amendment of this Agreement shall be effective or enforceable unless it is in writing and has been executed by an authorized AA representative.  Furthermore, the terms and conditions of this Agreement shall control in the event that there are different or additional terms or conditions set forth in any other purchase order form or other document submitted by Licensee.

* * * * * * * * * * *

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LECG, LLC	ARTHUR ANDERSEN LLP

By:	By:

Name:	Name:

Title:	Title:

Schedule A

Licensed Materials

Note:  The presence of any item on the list below does not include any associated third party tools, software (including, without limitation, database engines, operating systems), data or other third party items.  As provided elsewhere herein, Licensee, at its sole expense, is solely responsible for obtaining all necessary consents, licenses and rights necessary to access, operate and otherwise use the items listed below.

Intellectual Property	Description	Media/Format	Location	Server/Directory
[***]	[***]	Computer files (largely	Chicago	[***]
ACCESS/SQL and
Excel) supported by
miscellaneous hard
		copy documentation	Houston	[***]

[***]	[***]	ACCESS, Powerpoint,	Chicago	[***]
Excel, Word and
Hardcopy
		binders	Houston	[***]

8

EXHIBIT E-1

FORMS OF CLIENT CONSENT

INSURANCE CLAIMS GROUP
CLIENT AUTHORIZATION LETTER – AA LETTERHEAD
[AA LETTERHEAD – use only if sent prior to joining successor firm]

Client Code                             (1)

This letter shall be deemed dated and effective
upon the date [PARTNER] joins LECG, LLC
(replace this sentence with actual date if sent
after joining successor firm)

[NAME/ADDRESS OF CLIENT]

Re:                               Arthur Andersen’s Consulting Working Papers and Files – Client Authorization and Understandings

Dear                                                          :

Relating to Arthur Andersen’s work on the Environmental Insurance Cost Recovery Engagement (the “Engagement”), [NAME OF FORMER CLIENT] (the “Client” or “you”) has requested that Arthur Andersen (“AA”), make its related working papers available for review by LECG, LLC (“LECG”), and that we answer questions related to these working papers.  We understand that the purpose of this access to and review of our working papers and files is to facilitate LECG completion of the Engagement.  You acknowledge that upon receipt of the items specified in the last paragraph of this letter.  AA will be authorized to provide copies of these working papers and all other written materials pertaining to the Engagement (collectively, the “Work Files”) to LECG.

Regarding our cooperation and other participation in this matter neither AA, our affiliated firms nor any of AA’s nor such affiliated firms’ respective directors, officers, managers, partners, participating principals, national directors, employees, representatives or similar persons will have any liability of any kind, and shall have no liability for any consequential, special, incidental or exemplary damages; the foregoing shall apply regardless of the theory of relief asserted (including negligence of AA or others) and even if AA is advised of the possibility of such damage or loss.

You also acknowledge that you (and not AA) are solely responsible for determining the applicability of any tax advisor privilege, attorney-client  privilege or other privilege or similar rule (e.g., the work product rules) to the above-mentioned working papers and for otherwise managing the establishment and maintenance of any such privilege or protection and for considering possible waiver thereof (and for involving legal counsel as necessary).  And you further acknowledge that AA reserves the right to withhold from disclosure any of its Work Files that AA is its discretion determines contain information proprietary or confidential to AA and to limit access to review only and not permit copying.  AA will be entitled to retain in full the originals of its Work Files.

With regard to those services for which Client was obligated to pay AA on an hourly basis and if Client was obligated to reimburse AA for expenses.  Client also agrees to pay AA upon invoicing (or

(1)  This should be completed upon receiving the executed letter from the client immediately if already invoiced) all such fees and expenses incurred to date in connection with AA’s services provided to Client as of the date of this letter, in accordance with such invoices(s).

Client shall upon the receipt of written notice from AA indemnify and hold harmless AA, its affiliates and their respective partners, principals and personnel against all costs, fees, expense, damages and liabilities (including defense costs) associated with any claim arising from or relating to any access to or use of our Work Files or related consultations hereunder.  This indemnity is intended to apply to the extent not contrary to applicable law, regardless of the grounds or nature of any claim asserted (including contract, statute, any form of negligence whether of client, AA or others, tort, strict liability or otherwise) and whether or not AA was advised or aware of the possibility of the damage or loss asserted.  Such indemnity obligation shall also continue to apply after any termination of this agreement or the activities hereunder and during any dispute that might arise between the parties.

Please acknowledge your concurrence with the foregoing by signing and dating a copy of this letter and returning it to [PARTNER CONTACT INFORMATION – fax and address].  Upon receipt of this letter, an executed access letter in the form approved by AA from LECG and any outstanding fees owed to us in connection with the Engagement, we will be prepared to provide our assistance in this matter at the earliest mutually convenient time.  (Delete the following sentence if sent after joining successor firm) THIS LETTER SHALL BE EFFECTIVE AS TO BOTH PARTIES ONLY UPON [PARTNER] JOINING LECG.

Very truly yours,

Arthur Andersen LLP

By:

AGREED:

(use appropriate signature block)

[NAME OF CLIENT] “Client”

By:
(Authorized Officer)

Title	Date

OR

Signature		Date
Name	(please print)

If married and filing jointly,

Spouse Signature		Date
Name	(please print)

cc:       [partner FAX AND ADDRESS]

EXHIBIT E-2

FORM OF CLIENT ACCESS MASTER AGREEMENT

Execution Copy

ACCESS MASTER AGREEMENT - CONSULTING

This Access Master Agreement - Consulting, dated June 12, 2002, sets forth the agreement by and between LECG, LLC (“Recipient Firm”) and Arthur Andersen LLP (“AA”) with respect to Recipient Firm’s access to certain of Arthur Andersen’s consulting working papers.

In each case in which (i) a client of AA wishes Recipient Firm to have access to AA’s working papers relating to AA consulting work in order to assist Recipient Firm in providing consulting services to Client (the “Approved Purpose”), and (ii) Recipient Firm accepts such client as a client of Recipient Firm (“Client”), Recipient Firm agrees to the following provisions with respect to AA’s working papers:

AA’s cooperation in providing Recipient Firm with access to AA’s working papers relating to consulting work assumes that Client has authorized AA to allow Recipient Firm to review those working papers and is conditioned on the understandings in this letter. Assuming AA’s prior receipt of such satisfactory authorization.  AA will provide Recipient Firm access to certain of AA’s working papers solely for the Approved Purpose.  Recipient Firm understands that certain of AA’s working papers may constitute privileged communications and that access to same may require specific authorization by Client. Recipient Firm acknowledges that AA reserves the right to withhold from disclosure any of its consulting working papers that AA in its discretion determines contain information proprietary or confidential to AA, and to limit access to review only and not permit copying.  AA will be entitled to retain in full the originals of its work papers.  To the extent copies are permitted and provided.  AA’s charge for copies will be AA’s cost and will be billed to Recipient Firm, due on receipt of invoice.

Recipient Firm understands that in performing the consulting services referred to above, AA relied on the accuracy, completeness and validity of information and representations provided by Client, its representatives and others.  It is further understood that this means, among other things, that undetected irregularities or errors may have occurred or may be present, and issues or items of possible relevance or interest to Recipient Firm may not have been addressed.  In addition, Recipient Firm also understands that because AA’s work for Client at times involved judgment and the assessment of materiality, matters may have arisen that would have been assessed differently by another service provider.  Recipient Firm understands that AA’s working papers may not satisfy Recipient Firm’s own particular purposes or needs and did not contemplate the services Recipient Firm will perform for Client, and that the working papers were not prepared nor AA consulting services performed for the reliance or other benefit of Recipient Firm or any other third party.  Access to or use of AA’s consulting working papers hereunder are for the convenience of the user and at its own risk and are not intended to replace any inquiries, procedures or other tasks by Recipient Firm (or others) necessary for good and adequate performance of the services Recipient Firm will perform for Client or any other work.

AA makes no representations or commitments to Recipient Firm as to the sufficiency, accuracy, completeness or appropriateness of AA’s working papers, any included, derived or related information of AA’s consulting services.

Recipient Firm agrees that it does not acquire (and in fact waives) any claim against any Andersen Person, or any other rights, as a result of any access to or use of AA’s work papers or related consultations, and acknowledges and agrees that no Andersen Person acquires or assumes any duties or obligations as a result of giving or cooperating in any such access or use or consultations. “Andersen Person,” as used in this letter, means AA, its affiliated firms and any of AA’s or such affiliated firms’ respective partners, principals, directors, members, officers, employees or representatives.

Further, Recipient Firm agrees that AA’s working papers and any information acquired as a result of any access to or use of AA’s working papers or any consultations hereunder may be used by Recipient Firm, and by any others duly acting on Client’s behalf or request and notified to AA, but only for the Approved Purpose, and that Recipient Firm will show this letter to all such other persons to whom it directly or indirectly allows such use and secure their written agreement to each of the provisions of this letter to which Recipient Firm is bound.  Recipient Firm shall not provide expert testimony regarding, litigation support services regarding, or otherwise agree with another to consult or opine on, issues relating to the quality or other aspects of AA’s working papers or consulting services described above (except as necessary to perform the services contemplated by this letter).  Except as provided for in this letter.  Recipient Firm agrees not to disclose to others, in whole or in part, any of AA’s working papers, nor any information acquired as a result of any access to or use of AA’s working papers or consultations hereunder, without AA’s prior written consent: however, such consent will be deemed given regarding disclosure to others acting on Client’s behalf (as provided for above) if Recipient Firm complies with this paragraph regarding same, and such consent shall not be required in respect of disclosures made pursuant to judicial subpoenas or other validly issued administrative or judicial process insofar as Recipient Firm complies with the terms of the paragraph immediately below.

In the event any demand or request is received whose scope includes all or a part of AA’s working papers or any copy thereof (“Requested AA Material”), Recipient Firm agrees to promptly notify and provide AA a copy of such demand or request and to allow AA to participate in responding to such demand or request and, at its option and expense, to oppose such demand or request to the extent it pertains to any Requested AA Material.  Except to the extent the demand or request shall have been timely limited, quashed or extended with respect to any Requested AA Material, the recipient (i.e., Recipient Firm) shall thereafter be entitled to comply with such demand or request regarding any Requested AA Material, to the extent permitted by law.  If requested by AA, such recipient shall cooperate (at the expense of AA) in the defense of a demand or request.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ARTHUR ANDERSEN LLP
“AA”

By:
Name:
Title:

LECG, LLC
“Recipient Firm”

By:
Name:
Title:

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Execution Copy

Assignment and Assumption Agreement

This Assignment and Assumption Agreement is made as of the 12th day of June, 2002 between ARTHUR ANDERSEN LLP, an Illinois limited liability partnership (“Andersen”) and LECG, LLC, a California limited liability company (“LECG”).

In consideration of the Letter Agreement, dated June 12, 2002, by and between Andersen and LECG (the “Letter Agreement”) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Andersen hereby assigns to LECG all of its rights, title and interests in and to the APH Rights (as such term is defined in the Letter Agreement) and LECG hereby accepts the transfer of all APH Rights and agrees to assume the obligations and liabilities of Andersen arising thereunder after the date hereof, but excluding any liabilities for any breach of such agreements occurring prior to the date hereof.

It is acknowledged and agreed that this Assignment and Assumption Agreement is intended only to document the assignment and assumption of the APH Rights, and that the Letter Agreement is the exclusive source of the agreement and understanding between Andersen and LECG respecting the APH Rights. Except as expressly provided herein or in the Letter Agreement, LECG does not assume, undertake or accept, and will not assume, undertake or accept or be deemed to have assumed undertaken or accepted, any duties, responsibilities, obligations or liabilities of Andersen, other than the those expressly set forth in the Letter Agreement.

This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, Andersen and LECG have caused this Assignment and Assumption Agreement to be executed and delivered on the date and year first written above.

ARTHUR ANDERSEN LLP

By:
Name:
Title:

LECG, LLC

By:
Name:
Title:

QuickLinks

LETTER AGREEMENT